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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bridgepoint Education, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BRIDGEPOINT EDUCATION, INC.
13500 Evening Creek Drive North, Suite 600
San Diego, California 92128

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Bridgepoint Education, Inc.:

        Notice is hereby given that the 2010 Annual Meeting of Stockholders of Bridgepoint Education, Inc. will be held on May 12, 2010, at 9:00 a.m. (Pacific time) at 13500 Evening Creek Drive North, San Diego, California 92128, for the following purposes:

  1.
  To elect two Class I directors, Ryan Craig and Robert Hartman, for a three-year term to expire at the 2013 Annual Meeting of Stockholders.

  2.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

  3.
  To transact such other business as may be properly brought before the annual meeting or any adjournment thereof.

        Our Board of Directors has fixed the close of business on March 23, 2010, as the record date for the determination of stockholders entitled to notice of and to vote at our Annual Meeting and at any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the meeting. A postage-paid return envelope is enclosed for your convenience. Stockholders with shares registered directly with our transfer agent, Wells Fargo Shareowner Services, may choose to vote those shares via the Internet at http://www.eproxy.com/bpi/, or they may vote telephonically, within the United States and Canada, by calling 1-800-560-1965. Stockholders holding shares with a broker, bank or other nominee may also be eligible to vote via the Internet or to vote telephonically if their broker, bank or other nominee participates in the proxy voting program provided by Broadridge Financial Solutions, Inc. See "Voting Shares Registered in the Name of a Broker, Bank or Other Nominee" in the proxy statement for further details on the Broadridge program. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the meeting, then you must obtain from the record holder a proxy issued in your name. For information on how to obtain directions to be able to attend the meeting and vote in person, please contact our Investor Relations department by email at investorrelations@bridgepointeducation.com or by telephone at 1-858-668-2586 x4265.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 12, 2010. The accompanying proxy statement and our annual report for the year ended December 31, 2009, are also available at http://wfss.mobular.net/wfss/bpi/.

By Order of the Board of Directors,
/s/ DIANE L. THOMPSON Diane L. Thompson Senior Vice President, Secretary and General Counsel

San Diego, California
April 12, 2010

BRIDGEPOINT EDUCATION, INC.
13500 Evening Creek Drive North, Suite 600
San Diego, California 92128

2010 PROXY STATEMENT

General Information

        The Board of Directors of Bridgepoint Education, Inc., a Delaware corporation ("Bridgepoint," "the company," "we," "us," or "our"), is providing these proxy materials to you in connection with the solicitation of proxies for use at our 2010 Annual Meeting of Stockholders. The meeting will be held at the executive offices of our company, located at 13500 Evening Creek Drive North, San Diego, California 92128, on Wednesday, May 12, 2010, at 9:00 a.m. (Pacific Time) or at any adjournment or postponement thereof, for the purposes stated herein. For information on how to obtain directions to be able to attend the meeting and vote in person, please contact our Investor Relations department by email at investorrelations@bridgepointeducation.com or by telephone at 1-858-668-2586 x4265. This proxy statement summarizes the information that you will need to know to vote in an informed manner.

Voting Rights and Outstanding Shares

        We will begin mailing this proxy statement and the accompanying proxy card on or about April 12, 2010, to all stockholders of record that are entitled to vote. In addition, we are also making our proxy materials, which include our Notice of Annual Meeting of Stockholders, this proxy statement and our annual report for the year ended December 31, 2009, available to our stockholders over the Internet at http://wfss.mobular.net/wfss/bpi/. Only stockholders that owned our common stock at the close of business on March 23, 2010, the record date, are entitled to vote at the annual meeting. On the record date, 54,521,968 shares of our common stock were outstanding.

        Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the meeting. We will have a quorum to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote are present, in person or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other nominee that are represented at the meeting, but that the broker, bank or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.

        Directors are elected by a plurality of the votes present in person and represented by proxy and entitled to vote at a meeting at which a quorum is present. Shares represented by proxy will be voted, if authority to do so is not withheld, for the election as Class I directors of the two nominees recommended by the Board of Directors. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. If a quorum is present, the two nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and broker non-votes will have no effect on the vote. The proposal to ratify the appointment of our independent registered public accounting firm must be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions and broker non-votes are not counted as votes for or against this proposal, but the number of votes cast in favor of such proposal must be at least a majority of the shares present in person or by proxy and entitled to vote.

Voting Shares Registered in Your Name

        If you are a stockholder of record, you may vote in one of four ways:

  •
  Attend the 2010 Annual Meeting of Stockholders and vote in person;

  •
  Complete, sign, date and return the enclosed proxy card;

  •
  Vote by telephone following the instructions included with your proxy card and outlined below; or

  •
  Vote by Internet following the instructions included with your proxy card and outlined below.

        If you are a stockholder of record, then you may go to http://www.eproxy.com/bpi/ to vote your shares over the Internet. The votes represented by this proxy will be generated on the computer screen and you will be prompted to submit or revise your vote as desired. If you are using a touch-tone telephone and are calling from the United States or Canada, then you may vote your shares by calling 1-800-560-1965 and following the recorded instructions. Votes submitted by telephone or via the Internet must be received by 11:59 p.m. (Central Time) on May 11, 2010. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

Voting Shares Registered in the Name of a Broker, Bank or Other Nominee

        Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank or other nominee, rather than our proxy card.

        A number of brokers and banks participate in a program provided through Broadridge Financial Solutions, Inc. that allows stockholders to grant their proxy to vote shares by means of the telephone or Internet. If your shares are held in an account with a broker or bank participating in the Broadridge program, then you may vote your shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or over the Internet at Broadridge's web site at http://www.proxyvote.com.

        If you wish to vote in person at the 2010 Annual Meeting of Stockholders, then you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record.

Tabulation of Votes

        A representative from our transfer agent, Wells Fargo Shareowner Services, will tabulate the votes. The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us prior to the close of voting at the meeting or any adjournment or postponement of the meeting. If no instruction is given, then the proxy will be voted for the nominees for Class I director and for the ratification of our independent registered public accounting firm. In addition, the individuals that we have designated as proxies for the meeting will have discretionary authority to vote for or against any other stockholder matter presented at the meeting.

Revocability of Proxies

        If you are a stockholder of record, once you have submitted your proxy by mail, telephone or Internet, you may revoke it at any time before it is voted at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the voting methods described above (and until the applicable deadline for each method);

  •
  You may notify our Secretary in writing that you wish to revoke your proxy before it is voted at the annual meeting; or

  •
  You may vote in person at the annual meeting.

Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

        If you are a beneficial owner holding shares in street name, you may change your vote by submitting new voting instructions to your bank, broker or other nominee following the instructions they provided. Alternatively, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Solicitation

        This solicitation is made by our Board of Directors, and we will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. We have not retained a proxy solicitor in connection with this solicitation. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the mail, but may be supplemented by telephone, telegram, facsimile, Internet or personal solicitation by our directors, executive officers, employees or other agents. No additional compensation will be paid to these individuals for these services.

Stockholder Proposals for 2011 Annual Meeting of Stockholders

        Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner.

        For a stockholder proposal to be considered for inclusion in our proxy statement for our 2011 Annual Meeting of Stockholders, our Secretary must receive the written proposal at our principal executive offices no later than February 26, 2011; provided, however, that in the event that we hold our 2011 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2010 Annual Meeting of Stockholders, we will disclose the new deadline by which stockholders proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Bridgepoint Education, Inc., Attn: Secretary, 13500 Evening Creek Drive North, Suite 600, San Diego, California 92128.

        Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of our Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder. For a stockholder to properly bring business before the 2011 Annual Meeting of Stockholders, the stockholder must give timely notice thereof in writing to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2011 Annual Meeting of Stockholders, our Secretary must receive the written notice at our principal executive offices:

  •
  not earlier than the close of business on February 11, 2011, and

  •
  not later than the close of business on March 13, 2011.

        If we hold our 2011 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2010 Annual Meeting of Stockholders, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received:

  •
  not earlier than the close of business on the 90th day prior to the 2011 Annual Meeting of Stockholders; and

  •
  not later than the close of business on the later of the 60th day prior to the 2011 Annual Meeting of Stockholders or, if we make a public announcement of the date of the 2011 Annual Meeting of Stockholders fewer than 70 days before the date of such meeting, the close of business on the 10th day following the day on which we first make a public announcement of the date of such meeting.

        If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Householding of Proxy Materials

        The SEC has adopted rules that permit brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers, banks and other nominees with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please (i) notify your broker, bank or other nominee, (ii) direct your written request to Bridgepoint Education, Inc., Attn: Investor Relations, 13500 Evening Creek Drive North, San Diego, California 92128 or (iii) contact us by phone at 1-858-513-9240. We undertake to deliver promptly, upon any such oral or written request, a separate copy of the annual report and/or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of these documents were delivered. Stockholders who currently receive multiple copies of the annual report and proxy statement at their address and would like to request householding of their communications should notify their broker, bank or other nominee.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 23, 2010, by:

  •
  each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock;

  •
  each of our named executive officers and current directors; and

  •
  all of our executive officers and directors as a group.

        Except as otherwise indicated below, the address of each beneficial owner listed in the table is c/o Bridgepoint Education, Inc., 13500 Evening Creek Drive North, Suite 600, San Diego, CA 92128.

        We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

        Applicable percentage ownership is based on 54,521,968 shares of common stock outstanding on March 23, 2010. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 23, 2010. We did not deem these exercisable shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

		Number of Shares Subject to Options Exercisable within 60 Days	Total Shares Beneficially Owned
	Number of Shares Held
Name of Beneficial Owner			Number	%
Principal Stockholders
Warburg Pincus Private Equity VIII, L.P.(1)	34,589,220	—	34,589,220	63.4%
c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017
Entities affiliated with Fidelity(2)	4,033,888	—	4,033,888	7.4%
82 Devonshire Street
Boston, MA 02109
Wells Fargo & Company and subsidiaries(3)	3,084,511	—	3,084,511	5.7%
420 Montgomery Street
San Francisco, CA 94104
Next Century Growth Investors, LLC(4)	2,887,483	—	2,887,483	5.3%
5500 Wayzata Blvd., Suite 1275
Minneapolis, MN 55416
Directors and Executive Officers
Thomas Ashbrook	3,000	8,400	11,400	*
Andrew S. Clark	100	3,329,304	3,329,404	5.8%
Ryan Craig	112,076	7,334	119,410	*
Dale Crandall	11,400	10,729	22,129	*
Charlene Dackerman	—	183,100	183,100	*
Daniel J. Devine	92,238	680,365	772,603	1.4%
Patrick T. Hackett(5)	34,589,220	7,334	34,596,554	63.4%
c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017
Robert Hartman	11,400	41,302	52,702	*
Jane McAuliffe	—	592,783	592,783	1.1%
Adarsh Sarma(6)	34,589,220	7,334	34,596,554	63.4%
c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017
Rodney T. Sheng	134,262	781,836	916,098	1.7%
Christopher L. Spohn(7)	77,174	781,836	859,010	1.6%
Diane L. Thompson	—	8,400	8,400	*
Ross L. Woodard	—	657,812	657,812	1.2%
All Directors and Executive Officers as a Group (14 Persons)	35,030,870	7,097,869	42,128,739	68.4%

*
Less than one percent.

(1)
The stockholder is Warburg Pincus Private Equity VIII, L.P. ("WP VIII"). Warburg Pincus Partners, LLC ("WP Partners"), a direct subsidiary of Warburg Pincus & Co. ("WP"), is the sole general partner of WP VIII. WP is the managing member of WP Partners. WP VIII is managed by Warburg Pincus LLC ("WP LLC"). WP VIII, WP Partners, WP and WP LLC are collectively referred to as the "Warburg Pincus Entities." Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus Entities. Each of the Warburg Pincus Entities, Mr. Kaye and Mr. Landy have shared voting and investment control of all of the shares of stock referenced above. Each of Mr. Kaye, Mr. Landy, WP VIII, WP Partners, WP and WP LLC disclaims beneficial ownership of the stock except to the extent of any indirect pecuniary interest therein. The address of the Warburg Pincus Entities, Mr. Kaye and Mr. Landy is 450 Lexington Avenue, New York, New York 10017.

(2)
Based on the Schedule 13G filed with the Securities and Exchange Commission on February 16, 2010, by FMR LLC and Edward C. Johnson 3d on behalf of (i) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC, and (ii) Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC. Fidelity and Strategic Advisers, Inc. are registered investment advisors. Fidelity is the beneficial owner of 3,976,288 shares of common stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The beneficial ownership of one such investment company, Fidelity Variable Insurance Products Mid Cap Portfolio, amounted to 2,725,048 shares of common stock. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the funds, each has sole power to dispose of the 3,976,288 shares owned by the funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Strategic Advisers, Inc. beneficially owns 57,600 shares of common stock as a result of providing investment advisory services to individuals.

(3)
Based on the Schedule 13G filed with the Securities and Exchange Commission on January 20, 2010, by Wells Fargo & Company on its own behalf and on behalf of the following subsidiaries: Wells Capital Management Incorporated, Wells Fargo Bank, N.A., Wells Fargo Funds Management, LLC, Calibre Advisory Services, Inc. and Wachovia Bank, N.A. Aggregate beneficial ownership reported includes shares beneficially owned by Wells Fargo & Company and the subsidiaries on a consolidated basis. Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC and Calibre Advisory Services, Inc. are registered investment advisors. Wells Fargo Bank, N.A., and Wachovia Bank, National Association, are registered banks.

(4)
Based on the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010, by Next Century Growth Investors, LLC. The shares may be deemed to be beneficially owned by (i) Next Century Growth Investors, LLC, by virtue of its investment discretion and/or voting power over client securities, which may be revoked, and (ii) Thomas L. Press and Donald M. Longlet, as a result of their positions with and ownership positions in Next Century Growth Investors, LLC, which could be deemed to confer upon each of them voting and/or investment power over the shares. Each of Next Century Growth Investors, LLC, Thomas L. Press and Donald M. Longlet disclaim beneficial ownership of the shares except to the extent of each of their respective pecuniary interested therein. Next Century Growth Investors, LLC, is a registered investment advisor.

(5)
Mr. Hackett is a Managing Director and member of WP LLC. All shares indicated as held by Mr. Hackett are included because of his affiliation with the Warburg Pincus Entities. See footnote (1) above for more information. Mr. Hackett disclaims beneficial ownership of all shares owned by the Warburg Pincus Entities except to the extent of any indirect pecuniary interest therein.

(6)
Mr. Sarma is a Managing Director and member of WP LLC. All shares indicated as held by Mr. Sarma are included because of his affiliation with the Warburg Pincus Entities. See footnote (1) above for more information. Mr. Sarma disclaims beneficial ownership of all shares owned by the Warburg Pincus Entities except to the extent of any indirect pecuniary interest therein.

(7)
Mr. Spohn has pledged 77,174 shares of common stock as collateral for a loan from a bank.

 PROPOSAL 1

ELECTION OF DIRECTORS

Board Composition

        Our Board of Directors consists of six members. Our bylaws provide that the number of directors will be fixed from time to time by resolution of the Board of Directors. All directors hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal. We have divided the terms of office of the directors into three classes:

  •
  Class I, whose term will expire at the 2010 Annual Meeting of Stockholders;

  •
  Class II, whose term will expire at the 2011 Annual Meeting of Stockholders; and

  •
  Class III, whose term will expire at the 2012 Annual Meeting of Stockholders.

Class I consists of Messrs. Ryan Craig and Robert Hartman, Class II consists of Messrs. Dale Crandall and Adarsh Sarma and Class III consists of Messrs. Andrew S. Clark and Patrick T. Hackett. At each annual meeting of stockholders after the initial classification, the successors to directors whose terms then expire will serve from the time of election and qualification until the third annual meeting following election and until their successors are duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors.

Nominees for Election at the 2010 Annual Meeting of Stockholders

        The Nominating and Governance Committee recommended, and the Board of Directors nominated, Messrs. Craig and Hartman as nominees for election to the Board of Directors as Class I directors at the 2010 Annual Meeting of Stockholders. If elected, Messrs. Craig and Hartman will continue as directors and their terms will expire at the 2013 Annual Meeting of Stockholders.

Information about the Board of Directors

        The names and certain information, as of February 1, 2010, regarding each member of the Board of Directors, including the nominees for election to the Board of Directors at the 2010 Annual Meeting of Stockholders as Class I directors, are set forth below. The following information has been furnished to us by the directors.

        Andrew S. Clark, age 44, has served as our Chief Executive Officer and a director since November 2003 and as our President since February 2009. Mr. Clark also served from March 2005 to December 2008 on the Board of Trustees for Ashford University and currently serves on the University of the Rockies Board of Trustees, which he joined in September 2007. Prior to joining us in November 2003, Mr. Clark consulted with several private equity firms examining the postsecondary education sector. Prior to 2003, Mr. Clark worked for Career Education Corporation as Divisional Vice President of Operations and Chief Operating Officer for American InterContinental University in 2002. From 1992 to 2001, Mr. Clark worked for Apollo Group, Inc. (University of Phoenix), where he served in various management roles, culminating in his position as Regional Vice President for the Mid-West region from 1999 to 2001. Mr. Clark earned an M.B.A. from the University of Phoenix and a B.A. from Pacific Lutheran University. During the term of his employment, we have agreed to nominate Mr. Clark for election to the Board of Directors pursuant to the terms of his employment agreement. Mr. Clark brings to the Board of Directors over 18 years of experience in the postsecondary education sector, as well as a deep understanding of our business and its history that he has acquired since he launched Bridgepoint Education in 2004.

        Ryan Craig, age 37, has served as a director of our company since November 2003. Mr. Craig is the Founder and President of Wellspring, an organization providing treatment programs for overweight and obese adolescents. From 2001 to 2004, Mr. Craig was an Associate at Warburg Pincus LLC in the education sector. From 1999 to 2001, Mr. Craig served as Vice President Business Development for Fathom, a consortium of universities, museums and libraries. From 1994 to 1996, he worked as a consultant with McKinsey & Company. Mr. Craig earned a B.A. from Yale University and a J.D. from Yale Law School. Mr. Craig brings to the Board of Directors extensive expertise in the postsecondary education sector and a long history with our business, which enables him to provide key strategic vision for our company.

        Dale Crandall, age 68, has served as a director of our company since December 2008. Mr. Crandall founded Piedmont Corporate Advisors, Inc., a private financial consulting firm, in 2003 and currently serves as its President. From April 2000 to June 2002, Mr. Crandall served as the President and Chief Operating Officer of Kaiser Foundation Health Plan Inc. and Kaiser Foundation Hospitals. From June 1998 to March 2000, Mr. Crandall served as the Senior Vice President and Chief Financial Officer of Kaiser Foundation Health Plan Inc. and Kaiser Foundation Hospitals. Mr. Crandall also serves as a director for Ansell Limited, Coventry Health Care, Inc. and two private companies and as a trustee for The Dodge & Cox Mutual Funds. Within the last five years, Mr. Crandall also served as a director for Metavante Technologies, Inc., BEA Systems, Inc. and Covad Communications Group, Inc. Mr. Crandall earned a B.A. from Claremont McKenna College and an M.B.A. from the University of California, Berkeley, and is a certified public accountant (inactive). Mr. Crandall brings to the Board of Directors a strong foundation in financial reporting and accounting matters for complex organizations, as well as executive leadership and management experience.

        Patrick T. Hackett, age 48, has served as a director of our company since March 2008 and as Chairman of the Board since February 2009. Mr. Hackett is a Managing Director and co-head of the Technology, Media and Telecommunications group at Warburg Pincus LLC, which he joined in 1990. Mr. Hackett also serves as a director of Nuance Communications, Inc. and three privately-held companies. Mr. Hackett earned a B.A. from the University of Pennsylvania and a B.S. from the Wharton School of Business at the University of Pennsylvania. As a director and Chairman of the Board, Mr. Hackett brings leadership expertise to the Board of Directors, with a focus on corporate strategy and corporate governance, which has been gained through his experience as a director and investor in technology companies.

        Robert Hartman, age 61, has served as a director of our company since November 2006. Mr. Hartman is currently a private investor. From 1979 to September 2005, Mr. Hartman served in various management roles for Universal Technical Institute, including President, Chief Executive Officer and Chairman of the Board. During the 1980's, Mr. Hartman served as Chairman of the Arizona State Board for Private Postsecondary Education and was Founder and Chairman of the Western Council of Private Career Schools. Mr. Hartman earned an M.B.A. from DePaul University and a B.A. from Michigan State University. Mr. Hartman provides the Board of Directors with the insight generated by decades of experience in the postsecondary education sector, as well as experience in management and corporate governance.

        Adarsh Sarma, age 36, has served as a director of our company since July 2005. Mr. Sarma is a Managing Director in the Technology, Media and Telecommunication group at Warburg Pincus LLC, which he joined as a Principal in 2005. From 2002 to early 2005, Mr. Sarma was a Principal at Chryscapital, a private equity firm. Mr. Sarma currently serves as a director of three private companies and previously served as a director of Metavante Technologies, Inc. Mr. Sarma earned a B.A. from Knox College and an M.B.A. from the University of Chicago. Mr. Sarma brings to the Board of Directors a strong background as a corporate director and an investor in a variety of technology companies, which enables him to provide guidance for running a dynamic and efficient business.

        In June 2003, Mr. Clark acquired and subsequently hired the management to operate Foundation College, an education provider which conducted campus-based training programs through the California Employment Training Panel. Due to a significant decrease in state funding, the business filed for bankruptcy in December 2005.

Nominating Agreement with Warburg Pincus

        In February 2009, we entered into a nominating agreement with Warburg Pincus. Under the nominating agreement, as long as Warburg Pincus beneficially owns at least 15% of the outstanding shares of our common stock, we agree, subject to our fiduciary obligations, to nominate and recommend to our stockholders that two individuals designated by Warburg Pincus be elected to the Board of Directors. If at any time, Warburg Pincus beneficially owns less than 15% but more than 5% of the outstanding shares of our common stock, we agree, subject to our fiduciary obligations, to nominate and recommend to our stockholders that one individual designated by Warburg Pincus be elected to the Board of Directors. Two directors affiliated with Warburg Pincus, Messrs. Hackett and Sarma, currently serve on the Board of Directors.

Vote Required

        Directors are elected by a plurality of the votes present in person and represented by proxy and entitled to vote at a meeting at which a quorum is present. Shares represented by proxy will be voted, if authority to do so is not withheld, for the election of the two nominees for election as Class I directors named above. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. If a quorum is present, the two nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and broker non-votes will have no effect on the vote. The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. If any nominee should be unavailable for election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION
AS A CLASS I DIRECTOR OF EACH NOMINEE LISTED ABOVE.

 CORPORATE GOVERNANCE

Director Independence

        The Board of Directors has determined that Messrs. Craig, Crandall, Hackett, Hartman and Sarma are independent under NYSE rules. Mr. Clark does not meet the independence standards under NYSE rules because he is our Chief Executive Officer. In the course of determining whether Mr. Hartman was independent under NYSE rules, the Board of Directors considered that (i) Mr. Hartman was a consultant to our company until January 2009, for which services we paid Mr. Hartman at a rate of $30,000 per year, and (ii) Mr. Hartman is an investor in a fund controlled by Warburg Pincus, LLC (but not Warburg Pincus Private Equity VIII, L.P., the fund that owns shares in our company).

        There are no family relationships between any of our directors and executive officers.

Leadership Structure of the Board of Directors

        Pursuant to our bylaws and Corporate Governance Guidelines, our Board of Directors has the following general leadership structure:

  •
  The positions of Chief Executive Officer and Chairman of the Board are separate, but may be held by the same individual. The positions of Chief Executive Officer and Chairman of the Board are currently held by Messrs. Clark and Hackett, respectively.

  •
  The Chairman of the Board presides at meetings of the Board of Directors and, so long as the Chairman of the Board is an independent director, also at executive sessions of the non-management and/or independent directors.

  •
  The Chief Executive Officer and the Chairman of the Board jointly establish the agenda for each meeting of the Board of Directors, though any director may request the inclusion of items on the agenda.

  •
  If the Chairman of the Board is not an independent director, then the independent directors will appoint one independent director to serve as "lead director." In that scenario, the lead director will preside at executive sessions of the non-management and/or independent directors, preside at meetings of the Board of Directors in the absence of the Chairman of the Board, review agendas for meetings of the Board of Directors with the Chief Executive Officer and Chairman of the Board and assume such other functions as the Board of Directors may deem appropriate.

Our Corporate Governance Guidelines are available on our website at http://ir.bridgepointeducation.com/governance.cfm. As Mr. Hackett is an independent director, the Board of Directors does not currently have a lead director. The Board of Directors has determined that this leadership structure, specifically the separation of the Chief Executive Officer and Chairman of the Board positions, is appropriate for our company because, in the judgment of the Board of Directors, an independent Chairman of the Board (or lead director, if the Chairman of the Board is not an independent director) is best positioned to express to management the views of the Board of Directors (and, particularly, the independent directors) and to provide constructive feedback to the Chief Executive Officer regarding management's performance.

Role of the Board of Directors in Risk Oversight

        The Board of Directors is responsible for risk oversight in general, and has tasked the Audit Committee with overseeing risk management at our company with respect to financial matters and the adequacy of our internal control over financial reporting. Pursuant to the Charter of the Audit Committee, the Audit Committee is required, among other things, to discuss with management the company's policies with respect to risk assessment and risk management, and to review major risk exposures (whether financial, operating or otherwise) and the guidelines and policies that management has put in place to govern the process of assessing, controlling, managing and reporting such exposures. The Audit Committee typically has these discussions with management at least once per quarter, and the Chair of the Audit Committee subsequently reports on these discussions to the full Board of Directors. Similarly, the Compensation Committee assists the Board of Directors in overseeing risks arising from our compensation policies, and the Nominating and Governance Committee assists the Board of Directors in overseeing risks associated with corporate governance, director and executive officer succession planning, board membership and board structure. The Board of Directors then discusses significant risk management issues with the Chief Executive Officer and other members of the management team and recommends appropriate action.

        In 2010, the Board of Directors authorized management to initiate a process of overseeing risk management to assist management with the day-to-day management of risk. Under the new structure, we anticipate that the committees of the Board of Directors and the Board of Directors as a whole will continue to oversee risk management and have the responsibility to ensure that the risk management processes implemented by management are adequate and effective.

        To help mitigate risk, the Board of Directors has adopted a Policy on Recoupment of Compensation, which we refer to as the Recoupment Policy, pursuant to which certain key employees, including all of the named executive officers, may be directed to return to us performance-based compensation that the employee had previously received if either:

            (i)  there is a restatement of any of our financial statements, previously filed with the SEC (regardless of whether there was any misconduct), other than those due to changes in accounting policy, and the restated financial results would have resulted in a lesser amount of performance-based compensation being paid to the employee; or

           (ii)  the employee's intentional misconduct, gross negligence or failure to report intentional misconduct or gross negligence by one of our employees (or service providers) either: (x) was a contributing factor or partial factor to having to restate any of our financial statements previously filed with the SEC or (y) constituted fraud, bribery or any other unlawful act (or contributed to another person's fraud, bribery or other unlawful act) which in each case adversely impacted our finances, business and/or reputation.

        In the event of a restatement of our financial statements, the Compensation Committee will review performance-based compensation awarded or paid to the key employees that was attributable to performance during the applicable time periods. To the extent permitted by applicable law, the Compensation Committee will make a determination as to whether, and how much, compensation is to be recouped by us on an individual basis. If there has been no misconduct (as described in clause (ii) above), any recoupment of compensation will be limited to a three-year lookback period from the date the financial or accounting irregularity was discovered by us and brought to the attention of the Compensation Committee.

        Moreover, if the Compensation Committee determines that a key employee has engaged in misconduct, the Compensation Committee may take such actions with respect to such executive as it deems to be in our best interests and necessary to remedy the misconduct and prevent its recurrence. To the extent permitted by applicable law, such actions can include, among other things, recoupment of compensation (which would not be limited to the three-year lookback period), adjustment of future compensation, cancellation of grants or vesting of equity-based compensation, recoupment of profits gained by such employees on any stock issued to such employee regardless of when issued and/or disciplinary actions up to and including termination of employment. The Compensation Committee's power to determine the appropriate remedy is in addition to, and not in replacement of, remedies imposed by law enforcement agencies, regulators or other authorities.

Meetings of the Board of Directors and Board Committees

        The Board of Directors has regularly scheduled meetings at least quarterly, and the committees usually meet at least as often. Our independent directors hold executive sessions without management present at least once per quarter. During 2009, our Board of Directors held 13 meetings and acted by unanimous written consent one time. Each director attended at least 75% of the aggregate of the total meetings of the Board of Directors and all applicable committees during the periods that he served.

        As a public company, it is our policy to encourage members of the Board of Directors to attend our annual meetings of stockholders. Mr. Clark was the only member of the Board of Directors to attend the 2009 Annual Meeting of Stockholders, which occurred in March 2009 before we became a public company.

Committees of the Board of Directors

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Current copies of the charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee are available on our website at http://ir.bridgepointeducation.com/governance.cfm.

Audit Committee

        The Audit Committee consists of three directors, Messrs. Crandall, Craig and Hartman. The Chair of the Audit Committee is Mr. Crandall, whom the Board of Directors has determined is an audit committee financial expert. As of February 1, 2010, Mr. Crandall served on four public company audit committees, including our committee. The Board of Directors has determined that such simultaneous service does not impair the ability of Mr. Crandall to effectively serve on the Audit Committee. The Audit Committee held 10 meetings in 2009. The functions of the Audit Committee include:

  •
  selecting and overseeing the engagement of a firm to serve as an independent registered public accounting firm;

  •
  helping to ensure the independence of our independent registered public accounting firm;

  •
  overseeing the integrity of our financial statements;

  •
  preparing an Audit Committee report as required by the SEC to be included in our annual proxy statement; and

  •
  overseeing risk management, internal audit and our compliance with legal and regulatory requirements.

        Our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with, applicable NYSE and SEC rules, including the requirement that the Audit Committee have at least one qualified financial expert. All members of our Audit Committee are independent for purposes of NYSE and SEC rules applicable to Audit Committees.

Compensation Committee

        Our Compensation Committee consists of four directors, Messrs. Craig, Crandall, Hackett and Sarma, all of whom are independent directors. The chair of the Compensation Committee is Mr. Hackett. The Compensation Committee held seven meetings in 2009 and acted by unanimous written consent one time. The functions of the Compensation Committee include:

  •
  evaluating and approving all compensation plans, policies and programs as they affect the President and Chief Executive Officer and other executive officers; and

  •
  producing an annual report on executive compensation for our annual proxy statement or annual report.

        The composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with, applicable NYSE and SEC rules. The Compensation Committee may designate one or more subcommittees, each subcommittee to consist of one or more members of the Compensation Committee.

        For information regarding our processes and procedures for considering and determining executive officer and director compensation, including (i) the scope of authority of the Compensation Committee and (ii) the role of executive officers and compensation consultants in determining or recommending the amount or form of executive and director compensation, see "Compensation Discussion and Analysis."

Nominating and Governance Committee

        Our Nominating and Governance Committee consists of three directors, Messrs. Craig, Hartman and Sarma, all of whom are independent directors. The chair of the Nominating and Governance Committee is Mr. Sarma. The Nominating and Governance Committee held two meetings in 2009. The functions of this committee include:

  •
  identifying, evaluating and recommending nominees to our Board of Directors and committees of our Board of Directors;

  •
  evaluating the performance and independence of our Board of Directors and of individual directors;

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  reviewing developments in corporate governance practices; and

  •
  evaluating the adequacy of our corporate governance practices.

        The composition of our Nominating and Governance Committee meets the criteria for independence under, and the functioning of our Nominating and Governance Committee complies with, applicable NYSE and SEC rules.

Communications with the Board of Directors

        We have adopted a formal process by which security holders and other interested parties may communicate with the Board of Directors, which policy is available on our website at http://ir.bridgepointeducation.com/governance.cfm under "Security Holder Communication Policy." Communications to the Board of Directors must either be in writing and sent care of the Secretary by mail to our offices at 13500 Evening Creek Drive North, Suite 600, San Diego, CA 92128, or delivered via e-mail to secretary@bridgepointeducation.com. This centralized process will assist the Board of Directors in reviewing and responding to stockholder and interested party communications in an appropriate manner. The name of any specific intended recipient should be noted in the communication. Interested parties may send communications to the non-management directors of the Board of Directors. All communications must be accompanied by the following information:

  •
  if the person submitting the communication is a security holder, a statement of the type and amount of the securities of our company that the person holds;

  •
  if the person submitting the communication is not a security holder and is submitting the communication to the non-management directors as an interested party, the nature of the person's interest in our company;

  •
  any special interest, meaning an interest not in the capacity of a stockholder of our company, of the person in the subject matter of the communication; and

  •
  the address, telephone number and e-mail address, if any, of the person submitting the communication.

Communications should be addressed to the attention of the Secretary and should not exceed 500 words in length, excluding the information required to accompany the communication under these procedures. The Board of Directors has instructed the Secretary to forward it such correspondence; however, before forwarding any correspondence, the Board of Directors has also instructed the Secretary to review such correspondence and, in the Secretary's discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for director consideration.

Consideration of Director Nominees

Director Qualifications

        The Nominating and Governance Committee evaluates all incumbent, replacement or additional nominees for election as directors, taking into account (i) all factors the committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, and (ii) the following minimum qualifications:

  •
  Each director nominee must have displayed the highest personal and professional ethics, integrity and values and sound business judgment;

  •
  Each director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy making level in business, government, education, technology or public interest;

  •
  Each director must have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

  •
  Each director must be able to represent all of our stockholders and be committed to enhancing long-term stockholder value; and

  •
  Each director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of our business.

Stockholder Recommendations and Nominees

        The Nominating and Governance Committee has not received director candidate recommendations from our stockholders and does not have a formal policy regarding consideration of such recommendations. Any recommendations received from stockholders will be evaluated in the same manner as potential nominees suggested by members of the Board of Directors or management. Stockholders wishing to suggest a candidate for director should write to our Secretary at the following address.

Bridgepoint Education, Inc.
Attn: Secretary
13500 Evening Creek Drive North, Suite 600
San Diego, CA 92128

        To be considered, the recommendation for a candidate must include the following written information: (i) the stockholder's name and contact information; (ii) a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Governance Committee; (iii) the name of and contact information for the candidate and a statement that the candidate is willing to be considered and serve as a director, if nominated and elected; (iv) a statement of the candidate's business, educational experience and qualifications; (v) information regarding each of the factors listed above, other than that regarding the size and composition of our Board of Directors, sufficient to enable the Nominating and Governance Committee to evaluate the candidate; (vi) a statement of the value that the candidate would add to our Board of Directors; (vii) a statement detailing any relationship between the candidate and any customer, supplier or competitor of our company; (viii) detailed information about any relationship or understanding between the proposing stockholder and the candidate; and (ix) a list of three character references, including complete contact information for such references. To give the committee sufficient time to evaluate a recommended candidate for the 2011 Annual Meeting of Stockholders, the recommendation should be received by our Secretary at our principal executive offices no later than December 13, 2010, which is the 120th calendar day before the one year anniversary of the date our proxy statement was mailed to stockholders in connection with the 2010 Annual Meeting of Stockholders.

        In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our bylaws, see "Stockholder Proposals for 2011 Annual Meeting of Stockholders" on page 3.

Identification and Evaluation of Nominees for Director

        The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size and composition of the Board of Directors, the needs of the Board of Directors and the respective committees of the Board of Directors and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Governance Committee through stockholders, management, current members of the board of directors or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

Code of Ethics

        We have adopted a written Code of Ethics applicable to our Board of Directors, officers and employees in accordance with the rules of the NYSE and the SEC. Our code of ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct,

  •
  full, fair, accurate, timely and understandable disclosure in reports and documents that we will file with the SEC and in our other public communications;

  •
  compliance with applicable laws, rules and regulations, including insider trading compliance; and

  •
  accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

The Code of Ethics is available on our website at http://ir.bridgepointeducation.com/governance.cfm.

Compensation Committee Interlocks and Insider Participation

        No executive officer of our company (1) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (2) served as a director of another entity, one of whose executive officers served on our Compensation Committee, or (3) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

Director Compensation

        In 2009, our non-employee directors received no compensation for their services as a director other than as discussed below. Directors who are also one of our employees, such as Mr. Clark, do not receive any additional compensation for their services as a director. Directors are reimbursed for travel and other expenses directly related to activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our certificate of incorporation and bylaws and indemnification agreements.

        The following table provides compensation information for the non-employee directors for 2009:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Dale Crandall	38,000	97,737	(3)	—		135,737
Ryan Craig	31,000	33,920	(4)	—		64,920
Patrick T. Hackett	24,000	33,920	(5)	—		57,920
Robert Hartman	28,000	33,920	(6)	15,000	(8)	76,920
Adarsh Sarma	24,000	33,920	(7)	—		57,920

(1)
Messrs. Hackett and Sarma remit the cash fees they earn as directors to Warburg Pincus.

(2)
Represents the grant date fair value of the option award, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate this amount are included in Note 11, "Stock-Based Compensation," to our annual consolidated financial statements for the year ended December 31, 2009, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(3)
As of December 31, 2009, Mr. Crandall held options to purchase an aggregate of 19,907 shares of common stock, none of which were vested. In 2009, Mr. Crandall received an option to purchase 12,573 shares of common stock, with a grant date fair value of $63,817, and an option to purchase 7,334 shares of common stock, with a grant date fair value of $33,920.

(4)
As of December 31, 2009, Mr. Craig held options to purchase an aggregate of 7,334 shares of common stock, none of which were vested.

(5)
As of December 31, 2009, Mr. Hackett held options to purchase an aggregate of 7,334 shares of common stock, none of which were vested. Mr. Hackett will remit to Warburg Pincus any value realized from these options.

(6)
As of December 31, 2009, Mr. Hartman held options to purchase an aggregate of 51,448 shares of common stock, of which 30,439 shares were vested.

(7)
As of December 31, 2009, Mr. Sarma held options to purchase an aggregate of 7,334 shares of common stock, none of which were vested. Mr. Sarma will remit to Warburg Pincus any value realized from these options.

(8)
We paid Mr. Hartman $15,000 in consulting fees in 2009 pursuant to a consulting agreement which was terminated in March 2009.

        In March 2009, the Board of Directors adopted a compensation program for non-employee directors in connection with our initial public offering. The following table presents our non-employee director compensation program, as effective for the 2009 calendar year:

Position	Annual Cash Retainer		Annual Option Award
Continuing Director	$20,000		$35,000	(2)
Audit Committee Chair	$10,000	(1)	—
Compensation Committee Chair	$5,000	(1)	—
Nominating and Governance Committee Chair	$5,000	(1)	—
Audit Committee Member	$5,000		—
Compensation Committee Member	$3,000		—
Nominating and Governance Committee Member	$3,000		—

(1)
The annual cash retainer for serving as committee chair was paid in addition to the annual cash retainer for committee membership.

(2)
The option has a 10-year term and vests in full on the first anniversary of the date of grant, subject to continuing service as a director. The option was granted on the date the registration statement for our initial public offering was declared effective by the SEC. The number of shares subject to the option was calculated by dividing $35,000, the grant date fair value of the option, by the Black-Scholes value of the option on the date of grant using the price at which shares were offered to the public in our initial public offering.

        The annual cash retainers were paid in equal installments on a quarterly basis. We commenced paying annual cash retainers to the non-employee directors on January 1, 2009, for Messrs. Craig, Crandall and Hartman and on April 1, 2009, for Messrs. Hackett and Sarma.

        For 2009, in addition to the annual option award referenced in the above table, a newly elected non-employee director would receive a special one-time option award, with a grant date fair value of $60,000, in connection with such non-employee director's commencement of service on the Board of Directors. This option award has a 10-year term and vests, subject to continuing service, as follows: (i) 25% of the shares subject to the option vests on the first anniversary of the grant date, (ii) an additional 2% of the shares subject to the option vests on each monthly anniversary of the grant date for the thirty-three months following the first anniversary of the grant date and (iii) an additional 3% of the shares subject to the option vests on each of the 46th, 47th and 48th monthly anniversaries of the grant date. The vesting commencement date is the date of grant. The number of shares subject to the option award is calculated by dividing $60,000 by the Black-Scholes value of the option on the date of grant.

        Upon a "change of control," as defined in the applicable stock option agreement, 50% of the unvested portion of the non-employee director's annual and one-time stock option awards will become additionally vested and the remaining unvested portion of such stock option will continue to vest pursuant to the original vesting schedule but at 50% of the original rate of vesting over the vesting period. If, within the 12 month period following a change of control, the non-employee director is no longer serving as a voting member of the board of directors of our acquiring or surviving entity due to either (i) the non-employee director being asked to resign (other than for cause) from the Board of Directors or (ii) the non-employee director not being re-elected to a new term on the Board of Directors, then the outstanding unvested portions of such stock options will become fully vested upon the termination of his service as a non-employee director. Additionally, if the shares of our acquiring or surviving entity are not publicly traded and the non-employee director resigns from the Board of Directors within the 12 month period following a change of control, then the outstanding unvested portions of such stock options will become fully vested upon the termination of his service as a non-employee director.

        In connection with our initial public offering and as set forth in the above table, the non-employee directors each received their annual stock option grants on April 14, 2009, pursuant to our 2009 Stock Incentive Plan, with a per share exercise price of $10.50, which is equal to the price at which shares were offered to the public in our initial public offering. Mr. Crandall also received the special one-time option grant as a newly elected non-employee director on that date.

        The Compensation Committee reviews director compensation annually, including fees, retainers and equity compensation, as well as total compensation and makes recommendations to the Board of Directors.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        This Compensation Discussion and Analysis provides information about the material elements of compensation that are paid or awarded to, or earned by, our "named executive officers," who consist of our principal executive officer, principal financial officer, and the three other most highly compensated executive officers. For 2009, the named executive officers were:

  •
  Andrew S. Clark, President and Chief Executive Officer;

  •
  Daniel J. Devine, Chief Financial Officer;

  •
  Rodney T. Sheng, Senior Vice President/Chief Administrative Officer;

  •
  Christopher L. Spohn, Senior Vice President/Chief Admissions Officer; and

  •
  Ross L. Woodard, Senior Vice President/Chief Marketing Officer.

        This Compensation Discussion and Analysis addresses and explains the compensation practices that were followed in 2009, the numerical and related information contained in the summary compensation and related tables presented below and actions taken regarding executive compensation before January 1, 2009, and after December 31, 2009, that we believe are necessary to understand a named executive officer's compensation during 2009.

Compensation Philosophy and Objectives

        The Compensation Committee is responsible for deciding the compensation of our executive officers. In carrying out this function, the main goal of the Compensation Committee is to align the interests of our executive officers with the interests of our stockholders and the missions of our educational institutions. Accordingly, one of the primary objectives of the Compensation Committee in setting executive compensation is to incentivize and reward our executive officers for maintaining and enhancing the "quality" of our educational institutions. The Compensation Committee feels that emphasizing quality, particularly the quality of our academic process, is an appropriate indicator by which to measure and compare the performance of our executive officers when determining the amounts and types of compensation to be paid.

        The other primary objective of the Compensation Committee when setting executive compensation is to encourage our executive officers to increase the growth and profitability of our company, particularly as measured by revenue and EBITDA. "EBITDA" is a non-GAAP financial measure that is defined to mean net income plus interest expense, less interest income, plus income tax expense and plus depreciation and amortization.

        The Compensation Committee believes in a "pay-for-performance" philosophy for the named executive officers, and that a substantial portion of the overall compensation package for each executive officer should be variable and tied to the achievement of the objectives described above. Further, the Compensation Committee seeks to pay our executive officers at levels that are generally consistent with those paid at other similarly-sized companies in our industry, in order to maintain both an adequate level of retention while also providing sufficient incentive to achieve our objectives.

Benchmarking and Use of Compensation Consultants

        The Compensation Committee uses benchmarking to help decide the compensation of our executive officers, including the named executive officers, and enlists the assistance of compensation consultants generally to (1) construct and propose to the Compensation Committee a list of peer group companies, (2) compare the compensation of each of our executive officers to the compensation of similarly situated executive officers at such peer group companies and (3) advise the Compensation Committee regarding the proper amount and mix of compensation to be paid to our executive officers.

        In 2007, we engaged an independent outside compensation consultant, Pearl Meyer & Partners, or Pearl, to construct a peer group of companies, provide marketplace information, provide advice on competitive market practices and also support specific decisions regarding compensation for the named executive officers. Pearl had not previously and has not subsequently provided any other services to us.

        In 2008, we engaged Mercer, LLC, or Mercer, to assess our executive organizational structure and job titles, construct a peer group of companies, provide marketplace information, provide advice on competitive market practices and support specific decisions regarding long-term equity incentive compensation for the named executive officers. Mercer had not previously provided any services to us. Mercer also provided overall compensation analysis and position leveling analysis to assist the Compensation Committee in deciding the annual base salary and bonus amounts to be paid in 2009, and the equity to be awarded in 2009, to our executive officers. Mercer selected a peer group of similarly-sized public for-profit education companies for purposes of conducting its analysis, which peer group is shown below.

• Devry, Inc.	• Universal Technical Institute, Inc.
• Corinthian Colleges	• Capella Education Co.
• ITT Educational Services, Inc.	• Nobel Learning Communities
• Lincoln Educational Services Corp.	• Learning Tree International
• Strayer Education, Inc.	• Princeton Review

        The Compensation Committee determined that the peer group selected by Mercer was appropriate based on the revenues and market values of such companies as compared to our company.

        In addition to reviewing peer group data, Mercer used the following general industry survey information for purposes of preparing its assessment of our executive officers' compensation: 2008 Presidio Pay Advisors' Initial Public Offering Executive Compensation Survey; publicly filed proxy statements for the peer group companies; the Mercer, 2008/2009 U.S. Compensation Planning Survey for Executives in the Education Industry; and certain materials presented to the Compensation Committee by Pearl (which materials otherwise were not considered by the Compensation Committee in determining 2009 compensation for the named executive officers). Mercer also examined our compensation program and the valuation of our equity compensation, and interviewed our senior executives for purposes of better understanding our long-term incentive and equity strategy. Mercer provided a written report to the Compensation Committee in September 2008 which summarized its findings, which we refer to as the 2008 Mercer Report. Mercer continues to consult for us on compensation matters in 2010.

Role of Executive Officers in Determining Compensation

        Mr. Clark, our President and Chief Executive Officer, reviews the reports prepared by our compensation consultant with the Compensation Committee and makes recommendations to the Compensation Committee regarding the amount and form of compensation to be paid to our executive officers, other than himself. While the Compensation Committee takes Mr. Clark's recommendations into consideration in making decisions regarding the compensation of the named executive officers other than Mr. Clark, the Compensation Committee is not obligated to follow his recommendations and may instead determine to pay amounts or forms of compensation other than as Mr. Clark has recommended. With respect to the amounts and forms of compensation that are paid to Mr. Clark, the Compensation Committee discusses proposals for Mr. Clark's compensation with him but the Compensation Committee makes any final decisions regarding his compensation when he is not present.

Elements of Compensation

        The compensation of our executive officers, including the named executive officers, consists of five components:

  •
  an annual base salary;

  •
  a variable, annual, performance-based bonus;

  •
  periodic grants of long-term, equity-based compensation, comprised mainly of stock options;

  •
  arrangements regarding compensation upon a change of control or termination of employment; and

  •
  employee benefits and perquisites.

        The Compensation Committee believes that a substantial portion of the total compensation of our executive officers should be variable and tied to performance in order to align compensation with measures that correlate with our company objectives. At the same time, the Compensation Committee believes that we must attract and retain high-caliber executives, and therefore must offer a mix of fixed and at-risk compensation, and that the levels and mix of these types of compensation must be attractive in light of the market for senior executive talent in our industry.

        For 2009, the compensation mix for the named executive officers is shown in the table below, broken down by annual base salaries, performance-based bonuses and equity awards. Variable compensation related to equity represented a high proportion of the total compensation of the named executive officers in 2009 due to the size of the stock option grants awarded in connection with our initial public offering, which the Compensation Committee intended as a retention mechanism in light of the fact that previous stock option awards held by the named executive officers were largely vested. In future years, we expect that variable compensation related to equity will represent a relatively smaller portion of the total compensation earned by the named executive officers.

Name	Fixed (Salary)(1)	Variable (Bonus)(1)	Variable (Equity)(1)
Andrew S. Clark	8.3%	16.6%	75.1%
Daniel J. Devine	15.3%	15.4%	69.3%
Rodney T. Sheng	13.1%	15.8%	71.1%
Christopher L. Spohn	13.4%	13.5%	73.1%
Ross L. Woodard	14.4%	14.5%	71.1%

(1)
Compensation mix is calculated as a percentage of total compensation paid or earned in 2009, excluding (i) perquisites and employee benefits received in 2009 and (ii) the incremental fair value of the "exit option" held by the named executive officer resulting from the modification of such option in March 2009. See "Summary Compensation Table" and "Compensation Discussion and Analysis—Modification of Exit Options" below.

Chief Executive Officer Compensation Relative to Other Named Executive Officers

        The compensation of the President and Chief Executive Officer is greater than the other named executive officers' compensation because his responsibilities for the management and strategic direction of the company are significantly greater and he has substantial additional obligations as the President and Chief Executive Officer. As our Chief Executive Officer and a member of the Board of Directors, Mr. Clark has been our primary guiding force since the launch of Bridgepoint Education, Inc. in 2004. The difference between his and the other named executive officers' compensation is primarily derived from stock option awards that will only create value for Mr. Clark if our share value appreciates. The

Compensation Committee believes it is desirable to provide a significant amount of at-risk, performance-based compensation to the President and Chief Executive Officer to continue to encourage and reward him for superior accomplishments.

2009 Annual Base Salaries

        In November 2008, after reviewing and considering the 2008 Mercer Report, the Compensation Committee determined to raise the annual base salaries of the named executive officers to the levels set forth below, effective January 1, 2009, to reward them for our recent success, including a substantial increase in the number of students at our institutions, a substantial increase in the complexity of our business, including the fact that we are now a public company, and the quality of operational execution in 2008 and prior years:

Name	2008 Annual Base Salary ($)	2009 Annual Base Salary ($)
Andrew S. Clark	325,000	375,000
Daniel J. Devine	220,000	250,000
Rodney T. Sheng	227,000	250,000
Christopher L. Spohn	227,000	250,000
Ross L. Woodard	216,000	230,000

        The annual base salaries for each of Messrs. Clark, Devine, Sheng and Spohn in 2009 are also set forth in their employment agreements, which were signed in March 2009. See "Employment Agreements" below. For 2009, the Compensation Committee primarily considered individual responsibility and peer group information in setting the annual base salaries for the named executive officers, but also considered individual performance. The Compensation Committee generally attempted to set the base salary level for each named executive officer around the 50th percentile of annual base salaries paid to similarly situated executives at other companies in our peer group.

        In general, any increases in base salaries are determined by the Compensation Committee based on its subjective evaluation of a variety of factors, including:

  •
  the nature and responsibility of the position;

  •
  the impact, contribution, expertise and experience of the individual executive;

  •
  competitive market information regarding salaries to the extent available and relevant;

  •
  the importance of retaining the individual along with the competitiveness of the market for the individual executive's talent and services; and

  •
  the recommendations of our President and Chief Executive Officer.

        The annual base salaries we paid to the named executive officers in 2009, as reported below under "Summary Compensation Table—2009" are slightly lower (less than 1% in each case) from the amounts shown in the table above because, in accordance with our standard payroll practices, the first regular bi-monthly paycheck received by each named executive officer in 2009 related to compensation earned during the second half of December 2008, which was paid at the 2008 salary level.

2009 Performance-Based Bonuses

        Target bonus amounts for Messrs. Clark, Devine, Sheng and Spohn are based on a percentage of their annual base salaries, as set forth in their employment agreements. See "Employment Agreements" below. The target bonus amount for Mr. Woodard is determined by the Compensation Committee. For 2009, the Compensation Committee determined that Mr. Woodard's target bonus amount would be equal to 50% of his annual base salary. In setting the target bonus amounts for each of the named executive officers, including Mr. Woodard, the Compensation Committee considered the performance-based bonuses paid to similarly situated executives at the companies within our peer group, as well as each individual's level of responsibility, experience and expertise. The Compensation Committee considered Mr. Clark's role as our President and Chief Executive Officer and his level of responsibility in our success in determining that his target bonus amount would be set at 100% of his annual base salary, and that levels of 50% and 60% were appropriate for the other named executive officers. Actual bonus amounts paid to the named executive officers may be or more or less than the target bonus amounts. For 2009, the Compensation Committee determined, with input from Mercer, that (1) the minimum or threshold bonus amount for each named executive officer would be 50% of the officer's target bonus amount, and (2) the maximum bonus amount for each named executive officer would be 200% of the officer's target bonus amount. The Compensation Committee believes that such minimum or threshold and maximum bonus amounts are in line with performance-based bonuses paid to similarly situated executives at the companies within our peer group, and provide the desired amount of retention and incentive for each of the named executive officers. See "Grants of Plan-Based Awards in 2009" below for the specific threshold, target and maximum bonus amounts that each named executive officer was eligible to earn in 2009. The Compensation Committee has the discretion to award bonus amounts that fall in between the threshold, target and maximum amounts for attainment of performance that falls in between the specified goals.

        For 2009, the Compensation Committee determined that the payment of performance-based bonus amounts to the named executive officers would be based on the achievement of corresponding company-wide performance targets related to quality, EBITDA and revenue, with quality receiving 25% of the weighting, EBITDA receiving 50% and revenue receiving 25%. There were no individual performance metrics. The performance target for quality required the achievement by our company of certain quality metrics in 2009, which metrics were not specified at the time of setting the bonus targets, but would be subsequently determined by the Compensation Committee in its discretion. The performance targets for revenue and EBITDA required a significant increase over our performance in 2008. These performance targets, as well as actual results for revenue and EBITDA for both 2008 and 2009 (for comparison purposes), are shown in the table below.

Performance Target (in millions)	2008 (Actual)	Threshold Amount for 2009	Target Amount for 2009	Maximum Amount for 2009	2009 (Actual)
Revenue	$218.3	$368.8	$388.2	$407.6	$454.3
EBITDA	$35.9	$68.1	$71.7	$85.4	$87.6

        In January 2010, the Compensation Committee evaluated our 2009 performance and concluded that the performance targets for revenue and EBITDA were achieved at the maximum target levels. In evaluating whether the quality performance target was achieved for 2009, the Compensation Committee considered several quality metrics presented by management, including bad debt, cohort default rate, 90/10 ratio, retained students, student surveys regarding academic quality at our academic institutions, third party evaluations of our academic quality and faculty satisfaction. Taking the quality metrics presented by management as a whole, the Compensation Committee determined that the quality target was achieved for 2009 at the maximum target level. In particular, the Compensation Committee noted that (1) Ashford University reduced its 90/10 ratio from 86.8% for 2008 to 85.5% for 2009, (2) Ashford University's draft two-year cohort default rate for the 2008 federal fiscal year remained flat at 13.3%, a positive result considering the worsening economy in 2007 and 2008, and (3) bad debt as a percentage of revenue decreased from 6.2% in 2008 to 5.1% in 2009. Accordingly, each of the named executive officers earned the maximum bonus amount for which he was eligible in 2009. See "Summary Compensation Table—2009" for the specific bonus amounts earned by the named executive officers in 2009.

2009 Equity Awards

        In March 2009, the Compensation Committee, with input from Mercer, decided to award stock options to our executive officers, including the named executive officers. These stock options were granted to the named executive officers on April 14, 2009, the date on which the registration statement for our initial public offering was declared effective by the Staff of the SEC, and pursuant to our 2009 Stock Incentive Plan. The number of shares subject to these options, as well as the exercise price and other terms of the options, are summarized under "Outstanding Equity Awards at Fiscal Year End—2009." The Compensation Committee determined that the number of shares subject to the option awarded to each of the named executive officers was appropriate given the outstanding equity awards held by similarly situated executives at the companies in our peer group, as well as the outstanding equity awards held by each named executive officer. In determining the size of the option award for each named executive officer, the Compensation Committee generally targeted such award to be between the middle and the high end of the range of median option grants to similarly situated executives within our peer group. The size of the option awards was also intended by the Compensation Committee to provide retention value in light of the fact that the option awards held by the named executive officers at the time of our initial public offering were largely vested.

Modification of Exit Options

        In 2006 and 2007, our named executive officers were awarded stock options, portions of which included vesting conditions based upon qualifying change of control or liquidity event transactions, referred to as "exit options." Under the original terms of the exit options, full vesting of all the exit options would not occur until our principal investor, Warburg Pincus, had completed the sale of all of its ownership in our company. The primary purpose of the exit options was to provide an additional incentive to the holders of such options to build a successful business which would achieve an attractive return on the investment made by all stockholders. In 2009, the Board of Directors, including the Warburg Pincus representatives, determined that the purpose of the exit options had been achieved and that it was therefore appropriate to vest the outstanding exit options upon the closing of our initial public offering, rather than wait for full vesting to occur if and when Warburg Pincus sold its shares. Accordingly, in March 2009, the Compensation Committee approved an amendment to the exit options such that the exit options vested in full on April 20, 2009, the date on which our initial public offering closed. For more information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Factors Affecting Comparability—Acceleration of Exit Options" in our Annual Report on Form 10-K for the year ended December 31, 2009.

        As described under "Summary Compensation Table—2009" below, the incremental fair value of the exit option held by each of the named executive officers resulting from the modification of such option in March 2009, is as follows:

Name	Incremental Fair Value of Exit Option ($)(1)
Andrew S. Clark	15,996,593
Daniel J. Devine	1,615,826
Rodney T. Sheng	2,643,185
Christopher L. Spohn	2,643,185
Ross L. Woodard	2,292,231

(1)
The amounts in this column represent the non-cash charges imposed by FASB ASC Topic 718 as a result of the modification of the exit options.

        Given the above values of the modification of the exit options for each of the named executive officers, the 2009 compensation paid to each such individual appears to be significantly higher than the total compensation amount targeted for each named executive officer by the Compensation Committee. For purposes of clarification, the following are the total amounts of compensation paid to each of the named executive officers in 2009, less the incremental fair value of the modification of the exit option:

Name	Adjusted 2009 Total Compensation ($)
Andrew S. Clark	4,535,711
Daniel J. Devine	1,642,056
Rodney T. Sheng	1,914,997
Christopher L. Spohn	1,875,741
Ross L. Woodard	1,609,701

Change of Control Arrangements

        The Compensation Committee has determined to provide change of control benefits for company leadership because we recognize that, as is the case with many publicly-held corporations, the possibility of a change of control exists, and the uncertainty and questions which a potential change of control may raise among our executive officers could result in the departure or distraction of executive officers to the detriment of our company and our stockholders. "Change of control" is defined under "Potential Payments upon Termination and Change of Control" below. For each of Messrs. Clark, Devine, Sheng and Spohn, upon the consummation of a change of control, 50% of the then unvested time-based stock options and performance-based stock options held by the named executive officer will become vested, in accordance with the terms of their employment agreements. For Mr. Woodard, upon the consummation of a change of control, 50% of the unvested portion of the time-based stock option awarded to him on April 14, 2009, will become vested in accordance with the terms of such option. The value to be realized by the named executive officers upon the consummation of a change of control is discussed under "Potential Payments upon Termination and Change of Control" below.

        The Compensation Committee determined that "single trigger" treatment for the acceleration of vesting of stock options upon the consummation of a change of control, as described above, is appropriate because: (1) it helps retain key employees during change in control discussions, especially senior executive officers where equity represents a significant portion of their total pay package; (2) it is difficult to replicate underlying performance goals under the options, particularly for performance-contingent vesting; (3) the company that made the original equity grant will no longer exist after a change in control, and employees should not be required to have the fate of their outstanding equity tied to the new company's future success; and (4) it ensures that ongoing employees are treated similarly to terminated employees with respect to outstanding equity awards.

        The remainder of benefits to be received by an executive officer upon the consummation of a change of control requires a change of control followed by termination of the executive officer's employment, which event we refer to as a "double trigger." For Messrs. Clark, Devine, Sheng and Spohn, these benefits are set forth in their employment agreements; for Mr. Woodard, these benefits are set forth in our Executive Severance Plan, in which Mr. Woodard participates. In February 2009, the Compensation Committee approved new executive employment agreements for each of Messrs. Clark, Devine, Sheng and Spohn, who were each previously a party to an employment agreement. See "Employment Agreements" below. Our Board of Directors also approved the Executive Severance Plan in February 2009, and the Compensation Committee determines which employees are eligible to participate in it. Currently, Mr. Woodard is the only named executive officer eligible to participate in the Executive Severance Plan, as the Compensation Committee determined it was appropriate to set forth the severance benefits for the other named executive officers in their individual employment agreements.

        The Compensation Committee believes that a "double trigger" is appropriate for the remainder of the change of control benefits, particularly payments of cash, because it prevents an unintended windfall to executive officers in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their employment. The Compensation Committee further believes that if a named executive officer remains employed by us following a change of control, but such officer experiences a defined set of adverse circumstances regarding such officer's employment, then such officer should have the opportunity (during a two year period from the change of control) to elect to resign and receive the same severance benefits applicable as if such officer's employment was terminated by the company without "cause" during such time. The amounts to be paid to the named executive officers in the event of a termination without "cause," or resignation for "good reason," within two years following the consummation of a change of control are discussed under "Potential Payments upon Termination and Change of Control" below.

Other Payments upon Termination of Employment

        Severance benefits are an important component of the total compensation of the named executive officers. These benefits are designed to alleviate the financial impact of an involuntary termination (or a resignation for good reason) through the continuation of salary and other benefits. The Compensation Committee believes that reasonable severance benefits for our executive officers are important because it may be difficult for our executive officers to find comparable employment within a short period of time following certain qualifying terminations. The severance benefits for Mr. Clark, our President and Chief Executive Officer, last for a longer period of time than the other named executive officers in recognition of the fact that it typically takes longer for a chief executive officer to find employment in a comparable position. The named executive officers may be eligible for additional severance benefits if there is a termination of employment or resignation for good reason within two years of a change of control, as discussed under "Change of Control Arrangements" above.

        For Messrs. Clark, Devine, Sheng and Spohn, severance benefits are set forth in their individual employment agreements; for Mr. Woodard, these benefits are set forth in our Executive Severance Plan. The amounts to be paid to the named executive officers in the event of a termination without cause, resignation for good reason, termination for death and termination for disability are discussed under "Potential Payments upon Termination and Change of Control" below.

Employee Benefits and Perquisites

        We offer employee benefits to the named executive officers for the purpose of meeting the current and future health and security needs for themselves and their families. These benefits, which are generally offered to all eligible employees, include medical, dental, and life insurance benefits; short-term disability pay; long-term disability insurance; and flexible spending accounts for medical expense reimbursements. We also have a Senior Management Benefit Plan, which we refer to as the Benefit Plan, in which our executive officers, including the named executive officers, are eligible to participate. The Benefit Plan provides an annual benefit of up to $100,000 per participant (including the participant's eligible dependents) for unreimbursed medical expenses during a calendar year that are not covered by our major medical plan. The unreimbursed medical expenses covered under the Benefit Plan include deductibles, coinsurance amounts, special health equipment, annual physicals, dental care and vision care, among others. Additionally, the Benefit Plan provides worldwide medical assistance services, including locating the nearest medical facility, finding an attorney and making arrangements for emergency medical evacuation.

        We also offer our employees a 401(k) retirement savings plan, in which our executive officers, including the named executive officers, participate. The 401(k) retirement savings plan is a defined contribution plan established in accordance with Section 401(a) of the Code. Employees may make pre-tax contributions into the plan, expressed as a percentage of compensation, up to annual limits prescribed by the Internal Revenue Service and we may make matching contributions. Beginning on July 1, 2009, we began making matching contributions under the 401(k) plan, including for the named executive officers.

        Following its approval by the Compensation Committee in March 2010, our named executive officers are also eligible to participate in our Nonqualified Deferred Compensation Plan, which we refer to as the Deferred Compensation Plan. Following its effectiveness on May 1, 2010, certain of our highly compensated employees, including our named executive officers, will be permitted to defer up to 80% of their annual base salary and up to 100% of their annual cash bonuses into the Deferred Compensation Plan. We will not make any contributions to the Deferred Compensation Plan on behalf of any participant, including a named executive officer, other than to contribute the matching contributions we would have made to our 401(k) plan on such participant's behalf in the event the participant's contributions to our 401(k) plan are required to be reduced pursuant to applicable 401(k) plan contribution limitations. To the extent our named executive officers elect to participate in the Deferred Compensation Plan, they may elect to receive distributions while they are still working for us or they may elect to receive distributions (i) at termination of employment or retirement, (ii) in the event of disability, death or financial hardship, or (iii) in the event we undergo a change of control.

2010 Annual Base Salaries

        In November 2009, the Compensation Committee determined to raise the annual base salaries of the named executive officers to the levels set forth below, effective January 1, 2010:

Name	2009 Annual Base Salary ($)	2010 Annual Base Salary ($)
Andrew S. Clark	375,000	475,000
Daniel J. Devine	250,000	290,000
Rodney T. Sheng	250,000	300,000
Christopher L. Spohn	250,000	290,000
Ross L. Woodard	230,000	250,000

2010 Option Grants

        In March 2010, the Compensation Committee recommended to the Board of Directors, and the Board of Directors subsequently approved, option grants to our executive officers, including the named executive officers. The option grants will be effective as of the date on which the next trading window opens under our Insider trading Policy (currently scheduled for May 6, 2010), subject to each named executive officer's continued employment with us and remaining in his respective position with us through such date, and will be for a number of shares that is determined by dividing the total dollar value of the grant by an appropriate Black-Scholes valuation, in accordance with our standard option grant procedures. The total value of the option grants that were approved for the named executive officers are as follows:

Name	Total Option Grant Value ($)
Andrew S. Clark	1,500,000
Daniel J. Devine	500,000
Rodney T. Sheng	550,000
Christopher L. Spohn	500,000
Ross L. Woodard	350,000

Compensation Recoupment Policy

        In February 2009, our Board of Directors adopted a Policy on Recoupment of Compensation, which we refer to as the Recoupment Policy, as described in further detail under "Corporate Governance—Role of the Board of Directors in Risk Oversight." The Recoupment Policy applies to all of our named executive officers, and requires that the named executive officer return performance-based compensation to us if:

  (i)
  there is a restatement of any of our financial statements previously filed with the SEC (regardless of whether there was any misconduct), other than those due to changes in accounting policy, and the restated financial results would have resulted in a lesser amount of performance-based compensation being paid to the named executive officer; or

  (ii)
  the named executive officer's intentional misconduct, gross negligence or failure to report intentional misconduct or gross negligence by one of our employees (or service providers) either: (x) was a contributing factor or partial factor to having to restate any of our financial statements previously filed with the SEC or (y) constituted fraud, bribery or any other unlawful act (or contributed to another person's fraud, bribery or other unlawful act) which in each case adversely impacted our finances, business and/or reputation.

        In adopting the Recoupment Policy, the Board of Directors felt that the potential requirement to repay certain performance-based compensation upon such events as those described above would provide the requisite level of deterrent to curtail both risky and unethical behavior on the part of our named executive officers. We believe that the Recoupment Policy is appropriate given the types and amounts of performance-based compensation that we pay our named executive officers, and that such policy incentivizes them to take only those risks that they determine are calculated to reward our stockholders, and not merely themselves.

Timing of Stock Option Grants

        All stock option grants to named executive officers are granted with an exercise price equal to or above the fair market value of the underlying stock on the date of grant. We do not grant stock options, or any other form of equity compensation, in anticipation of the release of material non-public information. Similarly, we do not time the release of material non-public information based on stock option or other equity award grant dates. The Compensation Committee typically awards stock options once per quarter at its regularly scheduled meeting.

Tax and Accounting Considerations

        In 2009, while the Compensation Committee generally considered the financial accounting and tax implications of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our named executive officers during 2009.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for 2009 and this proxy statement.

  COMPENSATION COMMITTEE

  Ryan Craig
  Dale Crandall
  Patrick T. Hackett (Chair)
  Adarsh Sarma

Summary Compensation Table—2009

        The table below summarizes the total compensation earned by each of the named executive officers for 2007, 2008 and 2009, other than Mr. Woodard, for whom total compensation is shown for 2008 and 2009 only.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Andrew S. Clark	2009	372,917	19,383,261	750,000	26,126	20,532,304
President and Chief	2008	325,000	—	875,500	13,412	1,213,912
Executive Officer	2007	227,936	65,000	227,000	5,255	525,191
Daniel J. Devine	2009	249,167	2,744,714	250,000	14,001	3,257,882
Chief Financial Officer	2008	220,000	—	325,000	4,236	549,236
	2007	205,817	31,250	154,500	5,588	397,155
Rodney T. Sheng	2009	249,042	3,997,848	300,000	11,292	4,558,182
Senior Vice President/Chief	2008	227,000	—	323,500	6,358	556,858
Administrative Officer	2007	200,403	31,250	100,000	3,156	334,809
Christopher L. Spohn	2009	249,042	3,997,848	250,000	22,036	4,518,926
Senior Vice President/Chief	2008	227,000	—	323,500	11,785	562,285
Admissions Officer	2007	200,403	31,250	170,000	5,528	407,181
Ross L. Woodard	2009	229,417	3,421,119	230,000	21,396	3,901,932
Senior Vice President/Chief	2008	216,000	—	291,000	12,690	519,690
Marketing Officer

(1)
Represents (i) the aggregate grant date fair value of option awards granted to the named executive officers during 2009 and (ii) the incremental fair value of option awards held by the named executive officers that were materially modified in 2009, computed in each case in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are included in Note 11, "Stock-Based Compensation," to our annual consolidated financial statements for the year ended December 31, 2009, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009. The table below shows (i) the aggregate grant date fair value of the option awards that were granted to the named executive officers in connection with the pricing of our initial public offering in April 2009, and (ii) the incremental fair value of the exit options held by the named executive officers resulting from the modification of such options in March 2009:

	IPO Option Grant ($)	Exit Option Modification ($)	Total ($)
Andrew S. Clark	3,386,668	15,996,593	19,383,261
Daniel J. Devine	1,128,888	1,615,826	2,744,714
Rodney T. Sheng	1,354,663	2,643,185	3,997,848
Christopher L. Spohn	1,354,663	2,643,185	3,997,848
Ross L. Woodard	1,128,888	2,292,231	3,421,119
(2)
Represents the annual cash incentive bonus awards paid to the named executive officers, as further described in the "Grants of Plan-Based Awards-2009" table.

(3)
Represents (i) payments for the named executive officers' health, life and disability insurance premiums, (ii) 401(k) plan matching contributions for the named executive officers and (iii) a reimbursement of legal expenses for Mr. Clark (see "Employment Agreements" below), in each case as shown in the table below.

	Year	Qualified Retirement Plan Employer Match ($)	Health, Life and Disability Insurance Premiums ($)	Reimbursement of Legal Expenses ($)	Total ($)
Andrew S. Clark	2009	3,359	20,267	2,500	26,126
	2008	—	13,412	—	13,412
	2007	—	5,255	—	5,255
Daniel J. Devine	2009	1,031	12,970	—	14,001
	2008	—	4,236	—	4,236
	2007	—	5,588	—	5,588
Rodney T. Sheng	2009	3,214	8,078	—	11,292
	2008	—	6,358	—	6,358
	2007	—	3,156	—	3,156
Christopher L. Spohn	2009	2,919	19,117	—	22,036
	2008	—	11,785	—	11,785
	2007	—	5,528	—	5,528
Ross L. Woodard	2009	2,313	19,083	—	21,396
	2008	—	12,690	—	12,690

Grants of Plan-Based Awards in 2009

        The following table provides information regarding the amount of plan-based awards granted in 2009 for each of the named executive officers:

				Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price or Base Price of Option Awards ($/Sh)
Name	Grant Date	Approval Date		Threshold ($)	Target ($)	Maximum ($)			Grant Date Fair Value of Option Awards ($)
Andrew S. Clark	—	—		187,500	375,000	750,000	—	—	—
	2/15/2006	3/28/2009	(2)	—	—	—	1,252,586	0.32	14,382,993	(4)
	11/27/2007	3/28/2009	(2)	—	—	—	144,444	0.59	1,613,600	(4)
	4/14/2009	4/14/2009		—	—	—	666,666	10.50	3,386,668	(3)
Daniel J. Devine	—	—		62,500	125,000	250,000	—	—	—
	2/15/2006	3/28/2009	(2)	—	—	—	59,646	0.32	684,903	(4)
	11/27/2007	3/28/2009	(2)	—	—	—	83,333	0.59	930,923	(4)
	4/14/2009	4/14/2009		—	—	—	222,222	10.50	1,128,888	(3)
Rodney T. Sheng	—	—		75,000	150,000	300,000	—	—	—
	2/15/2006	3/28/2009	(2)	—	—	—	149,117	0.32	1,712,262	(4)
	11/27/2007	3/28/2009	(2)	—	—	—	83,333	0.59	930,923	(4)
	4/14/2009	4/14/2009		—	—	—	266,666	10.50	1,354,663	(3)
Christopher L. Spohn	—	—		62,500	125,000	250,000	—	—	—
	2/15/2006	3/28/2009	(2)	—	—	—	149,117	0.32	1,712,262	(4)
	11/27/2007	3/28/2009	(2)	—	—	—	83,333	0.59	930,923	(4)
	4/14/2009	4/14/2009		—	—	—	266,666	10.50	1,354,663	(3)
Ross L. Woodard	—	—		57,500	115,000	230,000	—	—	—
	2/15/2006	3/28/2009	(2)	—	—	—	119,294	0.32	1,361,308	(4)
	11/27/2007	3/28/2009	(2)	—	—	—	83,333	0.59	930,923	(4)
	4/14/2009	4/14/2009		—	—	—	222,222	10.50	1,128,888	(3)

(1)
The threshold, target and maximum amounts shown in the table correspond to the amounts the Compensation Committee determined to pay to the named executive officers upon the achievement of pre-established 2009 performance targets relating to revenue (25% weight), EBITDA (50% weight) and quality (25% weight). The target amounts were determined as a percentage of annual salary, with Mr. Clark's percentage set at 100% of salary, Mr. Sheng's percentage set at 60% of salary and the other named executive officers' percentages set at 50% of salary. For performance targets achieved above the threshold but below the target level, or above the target level but below the maximum level, the Compensation Committee had the discretion to award an amount between the amounts specified in the table. For more information regarding the 2009 performance targets, see "Compensation Discussion and Analysis—2009 Performance-Based Bonuses." Actual payouts for achievement of the 2009 performance targets are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
Represents the date on which the option was materially modified by the Board of Directors. For more information about the modification of this option, see "Compensation Discussion and Analysis—Modification of Exit Options."

(3)
Represents the grant date fair value of the option award, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate this amount are included in Note 11, "Stock-Based Compensation," to our annual consolidated financial statements for the year ended December 31, 2009, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(4)
Represents the incremental fair value of this option resulting from a material modification thereof, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate this amount are included in Note 11, "Stock-Based Compensation—Acceleration of Exit Options," to our annual consolidated financial statements for the year ended December 31, 2009, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009. For more information about the modification of this option, see "Compensation Discussion and Analysis—Modification of Exit Options."

Equity Awards

        The following table shows the number of shares of our common stock covered by options held by the named executive officers as of December 31, 2009. No named executive officer held any restricted shares of our common stock or restricted stock units as of December 31, 2009.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)	Option exercise price ($)	Option expiration date
Andrew S. Clark	809,142	—	$0.32	4/1/2014	(2)
	864,409	—	$0.32	4/1/2014	(2)
	1,252,586	—	$0.32	4/1/2014	(2)(8)
	36,833	35,389	$0.59	11/27/2017	(3)(6)
	36,112	36,110	$0.59	11/27/2017	(3)(7)
	144,444	—	$0.59	11/27/2017	(3)(8)
	—	666,666	$10.50	4/14/2019	(5)(6)
Daniel J. Devine	223,554	—	$0.32	4/1/2014	(2)
	223,554	—	$0.32	4/1/2014	(2)
	59,646	—	$0.32	4/1/2014	(2)(8)
	14,167	13,610	$0.59	11/27/2017	(3)(6)
	13,889	13,888	$0.59	11/27/2017	(3)(7)
	83,333	—	$0.59	11/27/2017	(3)(8)
	—	222,222	$10.50	4/14/2019	(5)(6)
Rodney T. Sheng	223,554	—	$0.32	4/1/2014	(2)
	223,554	—	$0.32	4/1/2014	(2)
	149,117	—	$0.32	4/1/2014	(2)(8)
	14,167	13,610	$0.59	11/27/2017	(3)(6)
	13,889	13,888	$0.59	11/27/2017	(3)(7)
	83,333	—	$0.59	11/27/2017	(3)(8)
	—	266,666	$10.50	4/14/2019	(5)(6)
Christopher L. Spohn	223,554	—	$0.32	4/1/2014	(2)
	223,554	—	$0.32	4/1/2014	(2)
	149,117	—	$0.32	4/1/2014	(2)(8)
	14,167	13,610	$0.59	11/27/2017	(3)(6)
	13,889	13,888	$0.59	11/27/2017	(3)(7)
	83,333	—	$0.59	11/27/2017	(3)(8)
	—	266,666	$10.50	4/14/2019	(5)(6)
Ross L. Woodard	154,139	10,730	$0.32	2/15/2016	(4)(6)
	178,843	—	$0.32	2/15/2016	(4)
	119,294	—	$0.32	2/15/2016	(4)(8)
	24,083	23,139	$0.59	11/27/2017	(3)(6)
	23,612	23,610	$0.59	11/27/2017	(3)(7)
	83,333	—	$0.59	11/27/2017	(3)(8)
	—	222,222	$10.50	4/14/2019	(5)(6)

(1)
The unvested portion of each outstanding stock option is subject to certain accelerated vesting upon (i) the named executive officer's termination of employment in certain circumstances, including in connection with a change of control, and (ii) upon a change of control, as provided in the relevant equity incentive plan or option agreement pursuant to which the option was granted or pursuant to the named executive officer's employment agreement (or, with respect to Mr. Woodard only, pursuant to the Executive Severance Plan). See "Potential Payments upon Termination and Change of Control" below.

(2)
These options were granted under our 2005 Stock Incentive Plan on February 15, 2006, with an exercise price equal to the fair market value of one of our common shares on the date of grant. The vesting commencement date was April 1, 2004.

(3)
These options were granted under our 2005 Stock Incentive Plan on November 27, 2007, with an exercise price equal to the fair market value of one of our common shares on the date of grant. The vesting commencement date was November 27, 2007.

(4)
These options were granted under our 2005 Stock Incentive Plan on February 15, 2006, with an exercise price equal to the fair market value of one of our common shares on the date of grant. The vesting commencement date was February 15, 2006.

(5)
These options were granted under our 2009 Stock Incentive Plan on April 14, 2009, with an exercise price equal to the price at which shares were offered to the public in our initial public offering. The vesting commencement date was April 14, 2009.

(6)
These time-based options vest as follows, subject to the named executive officer's continued service with us: (i) 25% of the option vests on the first anniversary of the vesting commencement date, (ii) an additional 2% of the option vests on each monthly anniversary of the vesting commencement date for the 33 months following the first anniversary of the vesting commencement date and (iii) an additional 3% of the option vests on each of the 46th, 47th and 48th monthly anniversaries of the vesting commencement date.

(7)
These performance-based options vest as follows, subject to the named executive officer's continued service with us: (i) beginning with fiscal year 2008 (shown in the following sentence) and ending with fiscal year 2011, 25% of the option vests for each fiscal year in which our "annual performance targets" (defined in the stock option agreement) based on our "annual revenue target" (defined in the stock option agreement) and "annual EBITDA target" (defined in the stock option agreement) are achieved, (ii) for any fiscal year in which the annual performance targets are not achieved, such portion will vest if in any subsequent fiscal year the cumulative revenue and EBITDA targets are achieved (the cumulative targets are defined in the stock option agreement). The targets for fiscal year 2008 were: Annual EBITDA: $5,880,000; Annual Revenue: $49,000,000; Cumulative EBITDA: $5,880,000; and Cumulative Revenue: $49,000,000. The targets for fiscal year 2009 were: Annual EBITDA: $19,921,000; Annual Revenue: $201,942,000; Cumulative EBITDA: $25,801,000; and Cumulative Revenue: $250,942,000. The targets for fiscal year 2010 and fiscal year 2011 require significant yearly growth in revenue and EBITDA compared to fiscal years 2008 and 2009.

(8)
All exit options vested in full on April 20, 2009, upon the closing of our initial public offering. See "Compensation Discussion and Analysis—Modification of Exit Options."

        The following table provides information for the named executive officers regarding stock option exercises during 2009, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker commissions. None of the named executive officers had any restricted stock that vested in 2009.

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)
Andrew S. Clark	55,267	562,894
Daniel J. Devine	—	—
Rodney T. Sheng	—	—
Christopher L. Spohn	—	—
Ross L. Woodard	13,974	142,325

(1)
This column shows the dollar amount realized by the named executive officer on April 20, 2009, upon the exercise of stock options, which amount is determined by multiplying (i) the number of shares acquired upon exercise by (ii) the difference between the market price of the shares of common stock on the date of exercise ($10.50) and the exercise price of the options (in each case, $0.315 per share).

Employment Agreements

        The following table highlights certain items contained in the employment agreements we entered into with Messrs. Clark, Devine, Sheng and Spohn in March 2009. We have not entered into an employment agreement with Mr. Woodard. Mr. Woodard is instead subject to, and may receive severance benefits from, our Executive Severance Plan, as described below under "Potential Payments upon Termination and Change of Control." Each of the employment agreements provides that the named executive officer is entitled to participate in health, insurance, retirement and other benefits which are provided to our senior executives.

Name	Position	Date of Agreement	Initial Term of Agreement(1)	Base Salary ($)(2)	Annual Target Bonus, as Percentage of Salary(3)	Potential Payments upon Termination or Change of Control		Other
Andrew S. Clark	Chief Executive Officer	March 4, 2009	4 years	375,000	100%		(4)		(5)
Daniel J. Devine	Chief Financial Officer	March 9, 2009	2 years	250,000	50%		(4)	—
Rodney T. Sheng	Chief Administrative Officer	March 4, 2009	2 years	250,000	60%		(4)	—
Christopher L. Spohn	Chief Admissions Officer	March 3, 2009	2 years	250,000	50%		(4)	—

(1)
The term of each of the employment agreements will automatically extend for an additional year upon the end of the initial term and thereafter on each anniversary unless either party timely gives notice that such party does want to so extend the agreement.

(2)
This column shows the annual base salary set forth in the respective employment agreement for each named executive officer, which salary may be periodically reviewed and increased by the Board of Directors in its discretion, or decreased with the named executive officer's written consent. In November 2009, the Compensation Committee increased the annual base salaries of Messrs. Clark, Devine, Spohn and Sheng to $475,000, $290,000, $290,000 and $300,000, respectively, effective as of January 1, 2010.

(3)
Each employment agreement provides that the named executive officer will be eligible for an annual discretionary incentive bonus based on attainment of performance criteria. Each employment agreement provides for a target bonus amount as a percentage of annual salary with such target percentage reflected in this column. The actual bonus paid may be more or less than the target amount. In addition, upon any termination of Mr. Clark's employment other than for "cause" (as defined in the employment agreement), Mr. Clark will be eligible to be paid a pro-rata bonus for the fiscal year of termination based on the percentage of time he was employed in such fiscal year.

(4)
For information regarding severance and other payments the named executive officer may receive under his employment agreement in the event of a change of control and/or termination of employment, see "Potential Payments upon Termination and Change of Control" below. If the named executive officer receives payments that are subject to golden parachute excise taxes, then such payments will be reduced to a level that would not subject the named executive officer to golden parachute excise taxes unless, after comparing the value of the payments on an after-tax basis (including the golden parachute excise tax), the named executive officer would be in a better economic position by receiving all such payments.

(5)
We are obligated to provide Mr. Clark with life insurance with a face amount not less than two times his annual base salary, as was in effect on the date his employment agreement was effective. Mr. Clark was also eligible to receive up to $15,000 in legal fees he incurred in connection with the review and subsequent execution of the employment agreement. Additionally, we have agreed to nominate Mr. Clark for election to the Board of Directors at each annual meeting of stockholders.

Potential Payments upon Termination and Change of Control

        The table below provides estimates for compensation payable to each named executive officer under hypothetical termination of employment and change of control scenarios under our compensatory arrangements, other than nondiscriminatory arrangements generally available to salaried employees. The amounts shown in the table are estimates and assume the hypothetical termination, resignation, death or disability or change of control, as applicable, occurred on December 31, 2009, applying the provisions of the agreements that were in effect as of such date. If a named executive officer resigns his employment without good reason or is terminated by us for cause, the named executive officer will be entitled only to any accrued and unpaid salary and vested benefits and no severance. Due to the number of factors and assumptions that can affect the nature and amount of any benefits provided upon the events discussed below, any amounts paid or distributed upon an actual event may differ.

        For purposes of the hypothetical payment estimates shown in the below table, some of the important assumptions that were made are as follows:

  •
  The named executive officer's base salary as in effect as of December 31, 2009;

  •
  Cash severance and health insurance continuation as provided under the named executive officer's employment agreement or, for Mr. Woodard, under the Executive Severance Plan and related Severance Agreement;

  •
  Value for payment of health insurance continuation, including dental, at an assumed value of $1,500 per month; and

  •
  a price per share of our common stock of $15.02 on December 31, 2009.

Name	Change of Control(1)		Termination of Employee Without Cause, or Resignation by Employee for Good Reason(2)(3)		Termination of Employee without Cause, or Resignation by Employee for Good Reason, within 24 Months of Change of Control(1)(2)(3)		Termination of Employee for Death		Termination of Employee for Disability(4)
Andrew S. Clark
Cash Severance Payment	$—		$1,500,000	(7)	$1,500,000	(10)	$187,500	(13)	$—
Continuation of Health Insurance Benefits	$—		$36,000	(7)	$36,000	(10)	$9,000	(13)	$—
Acceleration of Vesting of Time-Based Stock Options	$1,762,078	(5)	$1,485,681	(7)	$3,524,171	(10)	$1,485,681	(13)	$1,485,681	(14)
Acceleration of Vesting of Performance-Based Stock Options	$260,624	(5)	$—		$521,248	(10)	$130,305	(13)	$130,305	(14)

Total	$2,022,702		$3,021,681		$5,581,419		$1,812,486		$1,615,986

Daniel J. Devine
Cash Severance Payment	$—		$375,000	(8)	$375,000	(11)	$125,000	(13)	$—
Continuation of Health Insurance Benefits	$—		$18,000	(8)	$18,000	(11)	$9,000	(13)	$—
Acceleration of Vesting of Time-Based Stock Options	$600,452	(5)	$508,045	(8)	$1,200,904	(11)	$508,045	(13)	$508,045	(14)
Acceleration of Vesting of Performance-Based Stock Options	$100,237	(5)	$—		$200,473	(11)	$50,118	(13)	$50,118	(14)

Total	$700,689		$901,045		$1,794,377		$692,163		$558,163

Name	Change of Control(1)			Termination of Employee Without Cause, or Resignation by Employee for Good Reason(2)(3)			Termination of Employee without Cause, or Resignation by Employee for Good Reason, within 24 Months of Change of Control(1)(2)(3)			Termination of Employee for Death			Termination of Employee for Disability(4)
Rodney T. Sheng	$			$			$			$			$
Cash Severance Payment		$—			$400,000	(8)		$400,000	(11)		$125,000	(13)		$—
Continuation of Health Insurance Benefits		$—			$18,000	(8)		$18,000	(11)		$9,000	(13)		$—
Acceleration of Vesting of Time-Based Stock Options		$700,895	(5)		$590,409	(8)		$1,401,791	(11)		$590,409	(13)		$590,409	(14)
Acceleration of Vesting of Performance-Based Stock Options		$100,237	(5)		$—			$200,473	(11)		$50,118	(13)		$50,118	(14)

Total		$801,132			$1,008,409			$2,020,264			$774,527			$640,527

Christopher L. Spohn	$			$			$			$			$
Cash Severance Payment		$—			$375,000	(8)		$375,000	(11)		$125,000	(13)		$—
Continuation of Health Insurance Benefits		$—			$18,000	(8)		$18,000	(11)		$9,000	(13)		$—
Acceleration of Vesting of Time-Based Stock Options		$700,895	(5)		$590,409	(8)		$1,401,791	(11)		$590,409	(13)		$590,409	(14)
Acceleration of Vesting of Performance-Based Stock Options		$100,237	(5)		$—			$200,473	(11)		$50,118	(13)		$50,118	(14)

Total		$801,132			$983,409			$1,995,264			$774,527			$640,527

Ross L. Woodard	$			$			$			$			$
Cash Severance Payment		$—			$115,000	(9)		$115,000	(12)		$—			$—
Continuation of Health Insurance Benefits		$—			$9,000	(9)		$9,000	(12)		$—			$—
Acceleration of Vesting of Time-Based Stock Options		$502,222	(6)		$—			$1,496,240	(12)		$—			$—
Acceleration of Vesting of Performance-Based Stock Options		$—			$—			$340,810	(12)		$—			$—

Total		$502,222			$124,000			$1,961,050			$—			$—

(1)
"Change of control" generally means any of the following events: (a) the acquisition by a person or group (other than us or any of our employee benefit plans or Warburg Pincus and its affiliated entities and investment funds) of beneficial ownership of securities representing more than 50% of the voting securities of the company entitled to vote generally in the election of directors, determined on a fully-diluted basis; (b) the sale, transfer or other disposition of 50% or more of our assets to one or more unaffiliated persons or groups; or (c) when a majority of the members of the Board of Directors are not "company directors," which term means: (i) individuals who, as of a specified date, were directors of our company; (ii) individuals elected as directors after such date for whose election proxies will have been solicited by the Board of Directors, or (iii) any individual appointed to the Board of Directors to fill vacancies caused by death or resignation (but not by removal) or to fill newly created directorships.

(2)
"Cause" generally means any of the following acts committed by the named executive officer: (a) conviction of, or a plea of guilty or nolo contendere to, a felony or other crime (except for misdemeanors which are not materially injurious to our business or reputation); (b) willful refusal to perform in any material respect his duties and responsibilities; (c) failure to comply in any material respect with the terms of his agreements with us and our policies and procedures; (d) fraud or other illegal conduct in his performance of duties for us; and (e) any conduct by him which is materially injurious to us or to our business or reputation.

(3)
For Messrs. Clark, Devine, Sheng and Spohn, "good reason" generally means any of the following events: (a) a material diminution in his responsibilities, duties or authority; (b) a material diminution in his base salary or annual target bonus amount; (c) relocation of the named executive officer's workplace to a location that is more than 30 miles away from work location specified in his employment agreement; (d) our failure to extend the expiration date of his employment agreement; or (e) our breach of a material provision of his employment agreement. For Mr. Woodard, "good reason" generally means any of the following events: (a) a material diminution in annual base salary; (b) a material diminution in his authority, duties, responsibilities or reporting structure; (c) notification that he will experience a material change in his geographic work location; or (d) we have materially breached his Severance Agreement.

(4)
"Disability" generally means that the named executive officer is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(5)
Upon the consummation of a "change of control," 50% of the named executive officer's then unvested time-based stock options and performance-based stock options will become vested, in accordance with the terms of his employment agreement.

(6)
Upon the consummation of a "change of control," 50% of the unvested portion of the time-based stock option awarded to Mr. Woodard on April 14, 2009, will become vested in accordance with the terms of such option.

(7)
If Mr. Clark's employment is terminated by us without "cause" or by Mr. Clark for "good reason" (and other than for death or "disability"), then Mr. Clark will receive, pursuant to his employment agreement, (a) cash payments equal in the aggregate to two times the sum of his annual base salary and annual target bonus; (b) company-paid medical insurance premiums after termination for up to 18 months, with reimbursement for medical insurance coverage for an additional six months if Mr. Clark remains covered under our group medical insurance plan for the first 18 months (with such reimbursement in an amount not to exceed our previous monthly contribution for medical insurance premiums) (provided such benefit, either the company-paid premiums or reimbursement, will terminate immediately if Mr. Clark is offered comparable coverage in connection with his employment by another employer); (c) accelerated vesting of time-based options as if Mr. Clark's service had terminated one year later; (d) a pro-rata bonus for the fiscal year of termination based on the percentage of time he was employed in such fiscal year; and (e) his annual bonus for the completed fiscal year prior to the year of termination, if not already paid. Mr. Clark's receipt of such severance benefits is conditioned upon him providing us with a release of claims against us, our affiliates and related parties.

(8)
If the named executive officer's employment is terminated by us without "cause" or by the named executive officer for "good reason" (and other than for death or "disability"), then the named executive officer will receive, pursuant to his employment agreement, (a) cash payments equal in the aggregate to one times the sum of the named executive officer's annual base salary and annual target bonus; (b) company-paid medical insurance premiums after termination for up to 12 months (provided such benefit will terminate immediately if the named executive officer is offered comparable coverage in connection with his employment by another employer); (c) accelerated vesting of time-based options as if the named executive officer's service had terminated one year later; and (d) the named executive officer's annual bonus for the completed fiscal year prior to the year of termination, if not already paid. The named executive officer's receipt of such severance benefits is conditioned upon the named executive officer providing us with a release of claims against us, our affiliates and related parties.

(9)
If Mr. Woodard's employment is terminated by us without "cause" or by Mr. Woodard for "good reason" (and other than for death or "disability"), then Mr. Woodard will receive, pursuant to the Executive Severance Plan and related Severance Agreement, (a) cash payments equal in the aggregate to one-half of his annual base salary; and (b) company-paid medical, dental and life insurance premiums after termination for up to six months (provided such benefit will terminate immediately if Mr. Woodard is offered comparable coverage in connection with new employment). Mr. Woodard's receipt of such severance benefits is conditioned upon Mr. Woodard providing us with a release of claims against us, our affiliates and related parties.

(10)
If Mr. Clark's employment is terminated by us without "cause" or by Mr. Clark for "good reason" within 24 months after a "change of control" (and other than for death or "disability"), then pursuant to his employment agreement and in addition to the severance benefits described in footnote (7) above, Mr. Clark will receive full vesting acceleration of all unvested stock option awards as of his termination date.

(11)
If the named executive officer's employment is terminated by us without "cause" or by the named executive officer for "good reason" within 24 months after a "change of control" (and other than for death or "disability"), then pursuant to the named executive officer's employment agreement and in addition to the severance benefits described in footnote (8) above, the named executive officer will receive full vesting acceleration of all unvested stock option awards as of his termination date.

(12)
If Mr. Woodard's employment is terminated by us without "cause" or by Mr. Woodard for "good reason" within 24 months after a "change of control" (and other than for death or "disability"), then pursuant to the Executive Severance Plan and Mr. Woodard's corresponding Severance Agreement thereto and in addition to the severance benefits described in footnote (9) above, Mr. Woodard will receive full vesting acceleration of all unvested stock option awards as of his termination date.

(13)
If the named executive officer's employment is terminated due to his death, then, pursuant to his employment agreement, (a) his outstanding unvested time-based stock options will vest as if his termination date had occurred one year later; (b) 25% of his then outstanding unvested performance-based stock options will accelerate and vest; (c) his estate will receive six monthly installments of his base salary; and (d) his dependents will receive company-paid medical benefits for a period of six months following the date of his termination. The receipt of such benefits by the named executive officer's estate is conditioned upon the estate of the named executive officer providing us with a release of claims against us, our affiliates and related parties.

(14)
If the named executive officer's employment is terminated due to his "disability," then, pursuant to his employment agreement, (a) his outstanding unvested time-based stock options will vest as if his termination date had occurred one year later, and (b) 25% of his then outstanding unvested performance-based stock options will accelerate and vest. The receipt of such benefits by the named executive officer is conditioned upon the named executive officer providing us with a release of claims against us, our affiliates and related parties.

Equity Compensation Plan Information

        The following table provides information about our equity compensation plans at December 31, 2009.

Plan Category	(a) Number of common shares to be issued upon exercise of outstanding options(1)	(b) Weighted average exercise price of outstanding options	(c) Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by our stockholders	10,507,259	$3.08	4,300,231	(2)
• 2005 Stock Incentive Plan
• 2009 Stock Incentive Plan
• Employee Stock Purchase Plan
Equity compensation plans not approved by our stockholders(3)	603.613	$2.82	—

Total	11,110,872	$3.07	4,300,231

(1)
Excludes purchase rights currently accruing under our Employee Stock Purchase Plan.

(2)
Consists of shares available for future issuance under our 2009 Stock Incentive Plan and our Employee Stock Purchase Plan. As of December 31, 2009, an aggregate of 3,342,284 shares and 957,947 shares of our common stock were available for issuance under our 2009 Stock Incentive Plan and our Employee Stock Purchase Plan, respectively. Equity awards under our 2005 Stock Incentive Plan have been discontinued and new equity awards are being granted under our 2009 Stock Incentive Plan. Under the terms of our 2009 Stock Incentive Plan, an annual share increase is added on January 1 of each year through and including January 1, 2019 equal to the lesser of (a) 2% of the number of shares issued and outstanding on the immediately preceding December 31, (b) 1,300,000 shares or (c) a lesser amount determined by the Board of Directors. Under the terms of our Employee Stock Purchase Plan, an annual share increase is added on January 1 of each year through and including January 1, 2019 equal to the lesser of (a) 1% of the number of shares issued and outstanding on the immediately preceding December 31, (b) 400,000 shares or (c) a lesser amount determined by the Board of Directors.

(3)
Includes (i) options issued outside of the 2005 Stock Incentive Plan and 2009 Stock Incentive Plan ("non-plan options") and (ii) compensatory warrants. Each non-plan option was granted on February 15, 2006, has an exercise price of $0.315 per share and expires 10 years from April 1, 2004, the vesting commencement date, subject to the optionee's continuing service. Each non-plan option was fully vested as of December 31, 2009. Each compensatory warrant was granted on November 12, 2003, and expires on December 1, 2013. The exercise prices of the compensatory warrants range from $1.125 per share to $9.00 per share. The compensatory warrants were fully-vested upon grant.

 PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We are asking you to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. PricewaterhouseCoopers LLP has audited our financial statements annually since 2008. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2010 Annual Meeting of Stockholders, will have an opportunity to make a statement should they desire to do so and will be available to respond to appropriate questions.

        Although our bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, our Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of PricewaterhouseCoopers LLP, our Board of Directors will reconsider whether to continue to retain the firm. Even if our stockholders ratify the appointment, our Board of Directors may choose to appoint a different independent registered public accounting firm at any time during the year if our Board of Directors determines that such a change would be in the best interests of our company and our stockholders.

Independent Registered Public Accounting Firm Fees and Services

        The following table presents fees for professional audit and other services rendered by PricewaterhouseCoopers LLP for the audit of our annual consolidated financial statements as of and for the fiscal years ended December 31, 2009 and 2008 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2009	2008
Audit Fees(1)	$1,089,866	$2,600,890
Audit-Related Fees(2)	273,598	834,415
Tax Fees(3)	508,000	215,200
All Other Fees(4)	2,000	2,000

Total	$1,873,464	$3,652,505

(1)
Audit Fees consist of the aggregate billed fees for 2009 and 2008 for professional services rendered for the audit of our annual consolidated financial statements and the review of consolidated financial statements included in our quarterly reports, or professional services rendered in connection with our filing of various registration statements or otherwise normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of the aggregate fees billed in 2009 and 2008 for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees. Such fees primarily related to auditing unusual transactions, compliance advice regarding Section 404 of the Sarbanes-Oxley Act of 2002 and assurance related to information technology.

(3)
Tax Fees consist of the aggregate fees billed in 2009 and 2008 for professional services rendered for tax compliance, tax advice and tax planning. Such fees primarily related to federal and state tax compliance, planning and consulting.

(4)
All Other Fees consist of the aggregate fees billed in 2009 and 2008 for products and services other than the services reported under Audit Fees, Audit-Related Fees or Tax Fees. Such fees related to a subscription to accounting software.

Audit Committee Pre-Approval Policy

        Our Audit Committee has adopted a Pre-Approval Policy pursuant to which the Audit Committee must pre-approve the audit and non-audit services performed by our independent registered public accounting firm, to assure that the provision of such services does not impair the firm's independence. Before we may engage the independent registered public accounting firm to render a service, the engagement must be either specifically approved by the Audit Committee or entered into pursuant to the Pre-Approval Policy. The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the independence of our independent registered public accounting firm. Under the Pre-Approval Policy, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee's responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

        All services provided by PricewaterhouseCoopers LLP during fiscal years 2009 and 2008 were pre-approved by the Audit Committee. The Audit Committee has considered the role of PricewaterhouseCoopers LLP in providing services to us for the fiscal year ending December 31, 2010, and has concluded that such services are compatible with their independence as our independent registered public accounting firm.

Vote Required

        Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions and broker non-votes are not counted as votes for or against this proposal, but the number of votes cast in favor of this proposal must be at least a majority of the shares present in person or by proxy and entitled to vote.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION
OF PRICEWATERHOUSECOOPERS LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles. The Audit Committee operates pursuant to a charter that is available on our website at http://ir.bridgepointeducation.com/governance.cfm.

        In performing its responsibilities, the Audit Committee has reviewed and discussed, with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009. The Audit Committee has also discussed with PricewaterhouseCoopers LLP matters required to be discussed by Statement on Auditing Standards 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee received written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding such firm's communications with the Audit Committee concerning independence, and discussed with PricewaterhouseCoopers LLP their independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Bridgepoint Education, Inc. be included in the company's Annual Report on Form 10-K for the year ended December 31, 2009.

Dated: February 25, 2010	Audit Committee:
Dale Crandall, Chairman Ryan Craig Robert Hartman

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following is a description of transactions since January 1, 2007, to which we have been a party, in which the amount involved exceeds $120,000 in any year and in which any of our directors, executive officers or holders of more than five percent of our common stock, on an as-converted basis, or any member of the immediate family of any of the foregoing persons has had or will have a direct or indirect material interest. This description does not cover (i) compensation arising from our executive officers' employment relationships or transactions or compensation to directors (including consulting fees) which are described elsewhere in this prospectus under "Corporate Governance—Director Compensation" and "Compensation Discussion and Analysis" or (ii) compensation approved by our Compensation Committee that is earned by executive officers that are not named executive officers.

        The Charter of the Audit Committee provides that any related party transaction (or series of transactions) that may require disclosure under the rules of the SEC must be reviewed and approved by the Audit Committee. When evaluating such transactions, the Audit Committee focuses on whether the terms of such transactions are at least as favorable to us as terms we would receive on an arm's-length basis from an unaffiliated third party.

Second Amended and Restated Registration Rights Agreement

        In November 2003, we entered into a Registration Rights Agreement with Warburg Pincus, Andrew S. Clark and certain other security holders. The Registration Rights Agreement was amended and restated pursuant to the Amended and Restated Registration Rights Agreement dated January 7, 2009, as further amended on March 29, 2009, April 3, 2009 and April 9, 2009, primarily (i) to grant registration rights to certain additional security holders, including all holders of Series A Convertible Preferred Stock, and (ii) to determine the registration rights of the members of our management team with respect to the initial public offering. On August 26, 2009, we, Warburg Pincus, the members of the "Company Management Team" (as defined below) and certain other security holders entered into a Second Amended and Restated Registration Rights Agreement, which amended and restated in full the Amended and Restated Registration Rights Agreement dated January 7, 2009, as amended. The material terms of the Second Amended and Restated Registration Rights Agreement are set forth below.

        Secondary Offering.    The priority of registration rights of the various holders thereof with respect to a proposed secondary offering and related underwriting was determined as follows:

  •
  holders of registration rights that were members of the Company Management Team could request to sell in the underwriting up to a number of shares of common stock equal to 10% of their respective vested equity holdings as of August 1, 2009 (including shares of common stock issuable upon the exercise of stock options);

  •
  holders of registration rights that were not members of the Company Management Team, including Warburg Pincus, could request to sell in the underwriting up to a number of shares of common stock equal to the product of (1) the number of "registrable securities" (as defined in the agreement) held by such holder, multiplied by (2) a fraction, the numerator of which is the number of registrable securities held by such holder and the denominator of which is the number of registrable securities held by all holders other than the Company Management Team, subject to proportional increase in the event that one or more holders decline to request to sell in the underwriting the maximum number of shares available to them such holder or holders; and

  •
  if the size of the offering is reduced due to market conditions, the number of shares of common stock to be sold in the offering by each holder of registration rights participating in the offering, including those held by Warburg Pincus and members of the Company Management Team, would be reduced pro rata based on the number of shares of common stock requested to be included in the underwriting by such holder relative to the number of shares of common stock requested to be included in the underwriting by all such holders.

The members of the "Company Management Team" were Andrew S. Clark, Charlene Dackerman, Daniel J. Devine, Jane McAuliffe, Rodney T. Sheng, Christopher L. Spohn and Ross L. Woodard and three other individuals who are not executive officers.

        Demand Registration Rights.    If we are eligible to file a registration statement, Warburg Pincus may request we effect a registration at any time, provided that anticipated aggregate public offering proceeds (before any underwriting discounts and commissions) will not be less than $7.5 million. We may postpone the filing of any such registration statement for up to 90 days once in any 12-month period. If during that 90 day period we file a registration statement and we are actively employing in good faith all reasonable efforts to cause such registration statement to become effective, then we may further postpone any demand registration until 180 days after the effective date of the currently filed registration statement. We may also postpone the filing of any such registration statement for up to 180 days once in any 12-month period if our Board of Directors determines in good faith that the filing would be seriously detrimental to our stockholders or us.

        Piggyback Registration Rights.    If we register any shares of common stock under the Securities Act in connection with a public offering, the stockholders with piggyback registration rights have the right to include in the registration shares of common stock held by them or which they can obtain upon the exercise or conversion of another security, subject to specified exceptions. The underwriters of any offering have the right to limit the number of shares registered by these stockholders due to marketing reasons. If the total amount of shares of common stock these stockholders wish to include exceeds the total amount of shares which the underwriters determine the stockholders may sell in the offering, the shares to be included in the registration will be subject to cutbacks as specified in the agreement.

        Form S-3 Registration Rights.    If we are eligible to file a registration statement on Form S-3, Warburg Pincus may request that we register their shares of common stock for resale on a Form S-3 registration statement, provided that the total proceeds of the shares to be offered is more than $5.0 million and that the request is not made within 180 days of the effective date of our most recent Form S-3 registration statement in which the securities held by the requesting stockholder could have been included for sale or distribution. We are also not obligated to file a Form S-3 registration statement in any jurisdiction where we would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, subject to certain restrictions. Warburg Pincus has the right to request an unlimited number of registrations on Form S-3.

        Payment of Registration Expenses.    We are required to pay certain legal fees and other expenses on behalf of Warburg Pincus and other parties to the Registration Rights Agreement in connection with any registration. For our initial public offering, pursuant to the Registration Rights Agreement in effect at that time, we paid $269,000 in legal fees and other expenses on behalf of Warburg Pincus and $61,000 in legal fees and other expenses on behalf of the other selling stockholders, which included members of the Company Management Team.

Indemnification Agreements

        Our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Additionally, as permitted by Delaware law, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such persons, to the fullest extent authorized or permitted under Delaware law, against any and all costs and expenses (including attorneys', witness or other professional fees) actually and reasonably incurred by such persons in connection with the investigation, defense, settlement or appeal of any action, hearing, suit or other proceeding, whether pending, threatened or completed, to which any such person may be made a witness or a party by reason of (a) the fact that such person is or was a director, officer, employee or agent of our company or its subsidiaries, whether serving in such capacity or otherwise acting at the request of our company or its subsidiaries and (b) anything done or not done, or alleged to have been done or not done, by such person in that capacity. The indemnification agreements also require us to advance expenses incurred by directors and executive officers within 20 days after receipt of a written request, provided that such persons undertake to repay such amounts if it is ultimately determined that they are not entitled to indemnification. Additionally, the agreements set forth certain procedures that will apply in the event of a claim for indemnification thereunder, including a presumption that directors and executive officers are entitled to indemnification under the agreements and that we have the burden of proof to overcome that presumption in reaching any contrary determination. We are not required to provide indemnification under the agreements for certain matters, including: (1) indemnification beyond that permitted by Delaware law; (2) indemnification for liabilities for which the executive officer or director is reimbursed pursuant to such insurance as may exist for such person's benefit; (3) indemnification related to disgorgement of profits under Section 16(b) of the Exchange Act; (4) in connection with certain proceedings initiated against us by the director or executive officer; or (5) indemnification for settlements the director or executive officer enters into without our written consent. The indemnification agreements require us to maintain directors' and executive officers' insurance in full force and effect while any director or executive officer continues to serve in such capacity and so long as any such person may incur costs and expenses related to indemnified legal proceedings.

Stockholders Agreement and Nominating Agreement

        In December 2003, we entered into a stockholders agreement with Warburg Pincus, Andrew S. Clark and all other holders of our capital stock at that time. We subsequently added additional parties as they became holders of our capital stock. The stockholders agreement, as amended, contained agreements among the parties with respect to the election of our directors and restrictions on the issuance or transfer of shares, including certain corporate governance provisions. Each of our current directors was appointed pursuant to the terms of the stockholders agreement. The stockholders agreement terminated upon the closing of our initial public offering.

        In February 2009, we entered into a nominating agreement with Warburg Pincus. Under the nominating agreement, as long as Warburg Pincus beneficially owns at least 15% of the outstanding shares of our common stock, we agree, subject to our fiduciary obligations, to nominate and recommend to our stockholders that two individuals designated by Warburg Pincus be elected to the Board of Directors. If at any time, Warburg Pincus beneficially owns less than 15% but more than 5% of the outstanding shares of our common stock, we agree, subject to our fiduciary obligations, to nominate and recommend to our stockholders that one individual designated by Warburg Pincus be elected to the Board of Directors.

Line of Credit with Warburg Pincus

        In March 2007, we entered into a line of credit with Warburg Pincus under which we could borrow up to $3.0 million in principal at any time prior to March 2008. Under the line of credit, interest accrued at the prime rate plus 1.5%. During 2007, we borrowed a total of $2.0 million under the line of credit. As of December 31, 2007, all amounts were repaid and the line of credit was cancelled. We paid a total of $0.1 million in interest under the line of credit before it was cancelled.

November 2003 Loan from Warburg Pincus to Andrew Clark

        In November 2003, Warburg Pincus loaned $75,000 to Andrew Clark to finance Mr. Clark's purchase of 75,000 shares of Series A Convertible Preferred Stock from us. In connection with such loan, Mr. Clark entered into a Secured Recourse Promissory Note and Pledge Agreement with Warburg Pincus which provided that the principal amount due under the note would accrue simple interest at a rate of 8% per year until November 26, 2005, the maturity date, after which time interest would accrue at a penalty rate of 16% per year, compounded monthly. The loan was secured by 75,000 shares of Series A Convertible Preferred Stock held by Mr. Clark. Mr. Clark repaid the loan in full on March 10, 2009, at which time the amount due under the note was $146,740 (including accrued interest of $71,740).

Deferred Compensation Arrangement between Warburg Pincus and Ryan Craig

        Ryan Craig, one of our directors, entered into an agreement with Warburg Pincus in August 2004 to serve on our Board of Directors and as a consultant to us in 2004 on behalf of Warburg Pincus. Under this agreement, Warburg Pincus agreed to compensate Mr. Craig from its equity ownership in us upon a liquidity event, which was deemed not to be probable when the agreement was signed. This agreement was amended in December 2008. For his services as a Warburg Pincus representative to our Board of Directors from August 2004 to August 2008, Mr. Craig earned the right to receive 44,114 shares of our common stock from Warburg Pincus. In his role as an independent consultant to us in 2004, Mr. Craig earned the right to receive 67,962 shares of our common stock from Warburg Pincus. For these services, Mr. Craig received an aggregate amount of 112,076 shares of common stock in January 2009. Based on the fair value of our common stock on December 31, 2008, we recorded stock-based compensation expense of $1.6 million for the fair value of those shares in the fourth quarter of 2008.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during the year ended December 31, 2009.

OTHER MATTERS

        We know of no other matters to be submitted at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares that they represent in accordance with their judgment.

        For further information about Bridgepoint Education, Inc., please refer to our annual report on Form 10-K for the year ended December 31, 2009, which accompanies this proxy statement. Our annual report on Form 10-K was filed with the SEC on March 2, 2010, and is publicly available on our website at www.bridgepointeducation.com. You may also obtain a copy by sending a written request to Bridgepoint Education, Inc., Attn: Investor Relations, 13500 Evening Creek Drive North, Suite 600, San Diego, California 92128.

By order of the Board of Directors,
/s/ DIANE L. THOMPSON Diane L. Thompson Senior Vice President, Secretary and General Counsel
Dated: April 12, 2010

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/bpi Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 11, 2010.
PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 11, 2010.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

V    Please detach here    V

 The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of two Class I directors for a three-year term to expire at the 2013 Annual Meeting of Stockholders:	01 Ryan Craig 02 Robert Hartman	☐	Vote FOR both nominees (except as marked)	☐	Vote WITHHELD from both nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Bridgepoint Education, Inc.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 12, 2010
9:00 a.m. (Pacific time)

13500 Evening Creek Drive North
San Diego, CA 92128

Bridgepoint Education, Inc. 13500 Evening Creek Drive North San Diego, CA 92128	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 12, 2010.

By signing the proxy, you revoke all prior proxies and appoint Andrew S. Clark and Daniel J. Devine, and each of them with full power of substitution, to represent and vote your shares, with all the powers which you would possess if personally present, at the Annual Meeting or at any postponement or adjournment thereof.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

In their discretion, Andrew S. Clark and Daniel J. Devine, or each of them, are authorized to vote upon such other business as may properly come before the Annual Meeting or at any postponement or adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 12, 2010. The Notice of Annual Meeting of Stockholders, the 2010 Proxy Statement and our annual report for the year ended December 31, 2009, are available at http://wfss.mobular.net/wfss/bpi/.

For information on how to obtain directions to be able to attend the meeting and vote in person, should you choose to do so, please contact our Investor Relations department by email at investorrelations@bridgepointeducation.com or by telephone at 1-858-668-2586 x4265.

See reverse for voting instructions.

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
TO VOTE BY MAIL SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
The Board of Directors Recommends a Vote FOR Items 1 and 2.
Bridgepoint Education, Inc.
ANNUAL MEETING OF STOCKHOLDERS Wednesday, May 12, 2010 9:00 a.m. (Pacific time) 13500 Evening Creek Drive North San Diego, CA 92128